Exhibit 10.7

Execution Copy
REGENCY INTRASTATE GAS LLC
PIPELINE CONSTRUCTION CONTRACT
This Contract is made and entered into this 24th day of February, 2009 (“Effective Date”), at Dallas, Texas, by and between Regency Intrastate Gas LLC, a Delaware limited liability company (hereinafter called “Company”) and Price Gregory International, Inc., a Delaware corporation (hereinafter called “Contractor”).
SPECIAL PROVISIONS
The Company has advised Contractor that it desires to have constructed the Haynesville Expansion Project which consists of approximately 48 miles of 36 inch natural gas pipeline and 75 miles of 42-inch natural gas pipeline and ancillary facilities in Louisiana more particularly described in this Contract, including without limitation, the Documents, which are attached as Exhibits to this Contract.
In consideration of the mutual undertakings herein, the Company and Contractor agree as follows:
1.	Contractor represents and warrants that it has fully acquainted itself with the Work to be performed hereunder, including, without limitation, all the provisions of the Contract as hereinafter defined, the topography of the rights-of-way, the type and character of the soil, rock, grading, stream, highway, railroad and all other conditions, obstacles and impediments of whatsoever kind and character, that may be encountered in the performance of the Work.

2.	Contractor and the Company hereby acknowledge that these Special Provisions together with the Documents shall constitute the “Contract”.

3.	Contractor shall perform, and do all things necessary, for the proper construction and completion of the Work.

4.	Time is of the essence. The Contractor hereby agrees that the (i) Work shall be commenced on or before May 1, 2009, (ii) Mechanical Completion shall occur on or before December 21, 2009 (such date being referred to in this Agreement as the “Mechanical Completion Deadline”), and (iii) Final Clean-up shall occur on or before April 15, 2010 (such date being referred to in this Agreement as the “Final Clean-up Deadline”); provided, however, that Company may postpone the above starting date pending the issuance of any necessary approvals of governmental authorities, availability of rights-of-way, or receipt of adequate
Contractor Initials: CSH Company Initials: BRK
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amounts of material at the delivery points provided for in this Contract, so long as Company provides Contractor with an appropriate equitable adjustment of the time and payment provisions of this Contract. It is agreed that Company will give notice to Contractor of any such postponement at least ten (10) days prior to the specified starting date and provide a subsequent starting date. The Mechanical Completion Deadline and Final Clean-up Deadline shall be delayed equally.
5.	Company shall pay Contractor for the performance of this Contract in accordance with the unit prices set forth in the Unit Price Summary and the other applicable provisions of the Contract.

6.	This Contract shall be governed, construed and enforced in accordance with the laws of the State of Texas without reference to conflicts of laws provisions.

7.	Any controversy or claim arising out of or relating to this Contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules to the extent that such rules are not inconsistent with the provisions of this paragraph. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties further agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings. A demand for arbitration shall be made within a reasonable time after the disagreement has arisen and shall include sufficient detail of the disagreement and the specific provision under which the disagreement arose. Each Party shall appoint one arbitrator within ten (10) Business Days of written notice of the dispute and the two appointed thusly, shall select a neutral third arbitrator. If the two arbitrators appointed by the Parties are unable to agree upon the appointment of the third arbitrator within ten (10) Business Days thereafter, then either of the Parties, upon written notice to the other, may require appointment of the third arbitrator from, and pursuant to the rules of, the American Arbitration Association for commercial arbitration.

The Parties shall have forty five (45) Business Days from the appointment of the last of the arbitrators to perform discovery and present evidence and argument to the arbitrators. After the presentation of the evidence has been concluded, each Party shall submit to the arbitration panel a final offer of its proposed resolution of the dispute. A majority of the arbitrators shall approve the final offer of one Party without modification and reject the offer of the other Party. The decision must be rendered within twenty (20)
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Business Days following the conclusion of the hearing, and such decision will be written and furnished to the Parties within five (5) Business Days following the date of determination.
The arbitrators shall not have the authority to award any damages or impose any remedy not specifically provided for in this Agreement. The arbitration will be conducted in Dallas, Texas. Each Party shall bear and pay its own attorneys’ fees and other costs and expenses incurred in connection with the arbitration and one-half of the arbitrators fees and expenses.
8. This Contract shall be binding upon the parties hereto and their successors and assigns; provided however, that Contractor shall not assign this Contract, or any portion hereof, or any of its rights and obligations hereunder without first securing the prior written consent of Company upon such conditions as the Company shall deem necessary.
9. Notices required under this Contract shall be sent to the parties at the addresses listed below:
Contractor:
Buddy Hardwick
Price Gregory International, Inc.
15660 N. Dallas Parkway, Suite 300
Dallas, TX 75248
972-858-8800
972-858-7871
bhardwick@pricegregory.com
Company:
Jennifer Rost
Regency Intrastate Gas LLC
2001 Bryan Street, Suite 3700
Dallas, TX 75201
214-750-1771
214-750-1749
Jennifer.rost@regencygas.com
10. Contractor represents and warrants that it has read and understands this Contract and the parties agree that this Contract sets forth the entire agreement between Company and Contractor with respect to the Work and no oral agreements heretofore made shall be binding, and no modification of, or supplement to this Contract shall be made except by written agreement signed by Contractor and an officer of Company. The headings to each of the various Sections and Articles of this Contract and Exhibits are for convenience only and shall have no effect on, or be deemed a part of, the text of the Contract.
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11. Capitalized terms used but not defined in these Special Provisions are defined in Article 1.0 of the General Conditions and are used herein with the meanings ascribed to them therein.
12. The following documents are attached to and incorporated into this Contract as Exhibits:
Exhibit A — General Conditions
Exhibit B — Unit Price Summary
Exhibit C — Scope of Work
Exhibit D — Pipeline Construction Specifications
Exhibit E — Special Drawings
Exhibit F — Special Right-of-Way Provisions
Exhibit G — Project Drawings
Exhibit H — Operator Qualification Statement
Exhibit I — Pipeline Operators Alcohol And Controlled Substances Misuse Prevention Plan
Exhibit J — Regency Intrastate Gas LLC Upland Erosion Control, Revegetation, and Maintenance Plan
Exhibit K — Regency Intrastate Gas LLC Wetland and Waterbody Construction and Mitigation Procedures
Exhibit L — FERC Environmental and Construction Requirements
Exhibit M — Regency Force Account Rates
Exhibit N — Required Forms
Exhibit O — Assumptions and Clarifications
EXECUTED, and made effective as of the day and year first above written.

“CONTRACTOR”

PRICE GREGORY INTERNATIONAL, INC.

/s/ C. S. Hardwick Jr.

BY:	C. S. Hardwick Jr.
TITLE :	Senior Vice President
DATE:	February 24, 2009

“COMPANY”

REGENCY INTRASTATE GAS LLC
Contractor Initials: CSH Company Initials: BRK
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By: Regency Gas Services LP, its sole member
By: Regency OLP GP LLC, its general partner

/s/ Byron R. Kelley

BY:	Byron R. Kelley
TITLE :	Chief Executive Officer and President
DATE:	February 27, 2009
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EXHIBIT A TO THE PIPELINE CONSTRUCTION CONTRACT
DATED
BETWEEN PRICE GREGORY INTERNATIONAL, INC.
AND
REGENCY INTRASTATE GAS LLC
GENERAL CONDITIONS
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General Conditions
1.	DEFINITIONS, CONSTRUCTION AND CORRELATION OF DOCUMENTS
1.1.	Cumulative Rights and Obligations. The obligations of Contractor and the rights of Company under the Contract shall be cumulative. The fact that two or more of the provisions of the Contract may deal with the same or a similar subject matter but impose different, although not mutually exclusive, obligations upon Contractor shall not relieve Contractor from satisfying all of said obligations. The exercise by Company of any right granted under this Contract shall not limit or affect Company’s ability to exercise any other rights under this Contract or otherwise available to the Company. If any provision of the Contract is or should subsequently become void, or unenforceable under Applicable Law, such fact shall not affect Company’s rights under or ability to enforce any other provision.

1.2.	Precedence. Subject to the provisions of Section 1.1 above, if two or more of the Documents are in direct conflict, in the sole opinion of Company, unless otherwise expressly provided in the Contract, the order of precedence among them shall be as follows:
1. Special Provisions
2. Exhibit O — Assumptions and Clarifications
3. Exhibit A — General Conditions
4. Exhibit J — Regency Intrastate Gas LLC Upland Erosion Control, Vegetation, and Maintenance Plan
5. Exhibit K — Regency Intrastate Gas LLC Wetland and Waterbody Construction and Mitigation Procedures
6. Exhibit L — FERC Environmental and Construction Requirements
7. Exhibit D — Pipeline Construction Specifications
8. Exhibit C — Scope of Work
9. Exhibit B — Unit Price Summary
10. Exhibit G — Project Drawings
11. Exhibit E — Special Drawings
12. Exhibit F — Special Right of Way Provisions
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13. Exhibit M — Regency Force Account Rates
14. Exhibit H — Operator Qualification Statement
15. Exhibit N — Required Forms
16. Exhibit I — Pipeline Operators Alcohol And Controlled Substances Misuse Prevention Plan
1.3.	Defined Terms. Capitalized terms used in this Contract shall have the meanings given to them in this Section 1.3.
1.3.1.	“Agreed Extra Work Order” has the meaning provided in Article 15.

1.3.2.	“Applicable Law” means any applicable law, ordinance or statute or any order, decree, injunction, license, permit, consent, approval, agreement, or regulation of any governmental entity having jurisdiction, including any specified standards or criteria contained in any applicable permit or approval, or other legislative or administrative action of a governmental entity or a final decree, judgment, or order of a court; including without limitation any of the foregoing which relate to the environment, health, safety or employment.

1.3.3.	“Assessments” shall mean any and all fines, penalties, and costs assessed by any regulatory body or governmental body as provided for in Section 8.2 of these General Conditions.

1.3.4.	“Assumptions and Clarifications” means the document attached to this Contract as Exhibit O.

1.3.5.	“Change” means any change, modification, addition or deletion to or in the Work.

1.3.6.	“Change in Law” means the adoption, enactment or application to Company or Contractor of any Applicable Law subsequent to the Effective Date that is inconsistent or at variance with any Applicable Law in effect on the Effective Date and that materially adversely affects (in cost or time or both) the ability of Company or Contractor to perform its obligations hereunder; provided, however, that a change in any Applicable Law relating to taxes or qualification, or licensing of Contractor or its Subcontractors shall not constitute a Change in Law. If and to the extent that any Change in Law gives rise to a change in the Work or to the schedule, manner or sequence of execution of the Work, such Change in Law shall be treated as a Change.
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1.3.7.	“Change Order” has the meaning provided in Section 14.1. A copy of the approved Change Order form is attached as a Required Form.

1.3.8.	“Claim Date” has the meaning provided in Section 7.1.1.

1.3.9.	“Claims” has the meaning provided in Section 7.1.1.

1.3.10.	“Company” means Regency Intrastate Gas LLC, its successors and assigns.

1.3.11.	“Contract” has the meaning ascribed to such term in paragraph 2 of the Special Provisions.

1.3.12.	“Contractor” means Price Gregory International, Inc. and its permitted assigns.

1.3.13.	“Crew” means a group of workmen, including supervisory personnel, operators and related equipment, engaged in a single specific task in the construction of the Pipeline.

1.3.14.	“Disputed Extra Work Order” has the meaning provided in Article 15.

1.3.15.	“Documents” means the General Conditions, the Unit Price Summary, the Scope of Work, the Pipeline Construction Specifications, the Special Drawings, the Special ROW Provisions, the Project Drawings, the Qualification Requirements, the Pipeline Operators Alcohol And Controlled Substances Misuse Prevention Plan, the Regency Intrastate Gas LLC Upland Erosion Control, Vegetation, and Maintenance Plan, the Regency Intrastate Pipeline LLC Wetland and Waterbody Construction and Mitigation Procedures, FERC Environmental and Construction Requirements, Regency Force Account Rates, and Required Forms.

1.3.16.	“Extra Work” has the meaning ascribed to such term in Section 14.2 of these General Conditions.

1.3.17.	“Final Clean-up” means that the construction Right-of-way has been restored and re-vegetated in accordance with the Documents and in compliance with project requirements.

1.3.18.	“Force Account Work” and “Force Account Basis” shall have the meanings ascribed to such terms in Section 14.2 of these General Conditions.

1.3.19.	“Force Majeure” has the meaning ascribed to such term in Section 13.2 of these General Conditions.
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1.3.20.	“Inspector” means any employee, third-party contractor or other representative designated by the Company as the Person or Persons responsible for the on-site inspection of the Work to determine if it is in compliance with quality, contractual and governmental standards

1.3.21.	“Key Personnel” means those Contractor personnel defined as Superintendent, Assistant Superintendents, Project Managers, Engineers, Foremen, or Office Managers.

1.3.22.	“Mechanical Completion” means that the installation is in accordance with the Documents and mechanically ready for commercial operations in a safe manner and in compliance with project requirements.

1.3.23.	“Move Around” has the meaning provided in Section 12.1 of these General Conditions.

1.3.24.	“Omitted Work” shall have the meaning ascribed to such term in Section 14.3 of these General Conditions.

1.3.25.	“Person” means any individual or person, or general partnership, limited partnership, limited liability partnership, company (including any limited liability company or joint stock company), corporation (including any non-profit corporation), joint venture, estate, trust, business trust, cooperative, association, foreign trust or foreign business organization or governmental authority.

1.3.26.	“Pipeline” means the Haynesville Expansion Project consisting of approximately 48 miles of 36 inch natural gas pipeline and 75 miles of 42-inch natural gas pipeline and ancillary facilities in Louisiana more particularly described in the Documents.

1.3.27.	“Pipeline Construction Specifications” means the Regency Intrastate Gas LLC Construction Specifications attached to this Contract as Exhibit D.

1.3.28.	“Pipeline Operators Alcohol And Controlled Substances Misuse Prevention Plan” shall mean the document attached to the Contract as Exhibit I.

1.3.29.	“Point(s) of Delivery” means each of the following locations: the Port of Shreveport, Louisiana, Camp Minden, Louisiana and Monroe, Louisiana.

1.3.30.	“Project Drawings” means the project drawings, including without limitation the Alignment Sheets, Mainline Valve Drawings and
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Launcher/Receiver Drawings that shall be completed by Company and become a part of Exhibit G to this Contract prior to commencement of construction hereunder.
1.3.31.	“Prudent Industry Practices” means those practices, methods, specifications, codes and standards, that: (i) when engaged in, are commonly used by first class, experienced and prudent natural gas pipeline construction contractors in the United States when performing services of the type as the Work, lawfully and with safety, reliability, and efficiency; and (ii) in the exercise of reasonable judgment, considering the facts known when engaged in, would have been expected to achieve the desired result consistent with Applicable Law, safety, reliability, efficiency and economy.

1.3.32.	“Operator Qualification Statement” means the operator qualification requirements attached to this Contract as Exhibit H.

1.3.33.	“Regency Intrastate Pipeline LLC Wetland and Waterbody Construction and Mitigation Procedures” means the description of procedures for wetland and waterbody construction and mitigation that are attached to this Contract as Exhibit K.

1.3.34.	“Regency Intrastate Gas LLC Upland Erosion Control, Vegetation, and Maintenance Plan” means the procedures for upland erosion control, vegetation and maintenance that are attached to this Contract as Exhibit J.

1.3.35.	“Required Forms” means the following forms attached hereto as required forms: Change Order Form, Invoicing Form, Invoicing Instructions, Certificate of Completion Form, and Lein Release Form.

1.3.36.	“Right-of-way”, “Rights-of-way” or “ROW” mean the easements, licenses, leases, permits or other real or personal rights under which Company has the right to construct the Pipeline upon, over, under, across, and through the lands whereupon the Contractor is to construct the Pipeline hereunder.

1.3.37.	“Scope of Work” means the Scope of Work attached to this Contract as Exhibit C.

1.3.38.	“Special ROW Provisions” means the special ROW provisions that shall be completed by Company and become a part of this Contract prior to commencement of construction hereunder.
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1.3.39.	“Special Drawings” means the special drawings, including without limitation, permit drawings and typical construction drawings attached to this Contract as Exhibit E.

1.3.40.	“Superintendent” shall have the meaning ascribed to such term in Section 4.2 of these General Conditions.

1.3.41.	“Ten-Year Historical Event” means, with respect to weather, a severe weather event that generates statistics for severe weather (including but not limited to wind-speed, precipitation, and temperature) that do not historically occur more frequently than once every ten (10) calendar years.

1.3.42.	“Termination for Convenience Notice” shall have the meaning ascribed to such term in Section 27.1 of these General Conditions.

1.3.43.	“Termination Payment” shall have the meaning ascribed to such term in Section 27.1 of these General Condition.

1.3.44.	“Unit Price Summary” means the unit price summary attached to this Contract as Exhibit B.

1.3.45.	“Warranty Period” means, with respect to the Work, the twelve (12) month period following the issuance by Company of a Certificate of Completion in accordance with Section 21.5 of these General Conditions. The Warranty Period will be extended with respect to any Work which must be corrected because of breach of warranty discovered during the Warranty Period for an additional twelve (12) month period after the Company certifies to Contractor in writing the correction of any such defect.

1.3.46.	“Work” means all of the materials, labor, services, supervision, management, quality assurance, supplemental design and engineering, construction, installation, equipping, verification and other activities necessary for the completion of the Pipeline in accordance with this Contract to the satisfaction of Company.
2.	MATERIALS, EQUIPMENT and EMPLOYEES FURNISHED BY CONTRACTOR
2.1.	Except to the extent otherwise expressly provided in Section 3.1 of these General Conditions and unless and except as otherwise provided herein, Contractor shall provide and pay for all construction-related materials and consumable supplies, labor, tools, equipment, water, light, power, transportation and other facilities necessary for the execution, testing and completion of the Work.
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2.2.	WARRANTY
2.2.1.	Contractor represents, warrants and covenants that: (a) the Company will at all times have good and valid title to the Work free and clear of all liens, claims and encumbrances of any kind except as may arise from Company’s wrongful failure to pay, (b) Contractor is and will be at all times fully qualified and capable of performing the Work in accordance with the terms of this Contract and (c) during the Warranty Period, the Work, documentation, materials and other items furnished by or through Contractor under this Contract: (i) are free from errors, defects in material and workmanship; (ii) are new unless the Parties agree otherwise in writing; (iii) are of good quality and good operating condition (normal wear and tear excepted) and in accordance with Prudent Industry Practices; (iv) are in accordance with all manufacturer’s instructions and in a manner that does not void or impair manufacturer warranties; (v) conform to the requirements of this Contract, including without limitation the requirements contained in the Documents; and (vi) conform in all respects with all Applicable Law, and Prudent Industry Practice, including without limitation required pipeline depth coverage which will apply to the entire Pipeline, save and except such pipeline sections as to which Company agrees in writing that it does not apply. Upon receipt of written notice from Company of any defect in any such equipment, material, labor or pipeline cover discovered during the Warranty Period, Contractor shall repair or replace the affected item or parts thereof at Contractor’s expense at a time acceptable to Company. If within ten (10) days after Company gives the Contractor notice of a defect, Contractor neglects to make or undertake with due diligence to make the necessary repair or replacement, Company is hereby authorized to make the correction itself or order the Work to be done by a third party, and the cost of the correction shall be promptly paid by Contractor upon receipt of an invoice from Company for the same.

2.2.2.	All tools and equipment furnished and used by Contractor shall be safe, efficient, serviceable and in good operating condition, and Contractor further agrees to replace any equipment and machinery that, in the judgment of the Company’s Representative, is unsafe or incapable of satisfactorily performing the work for which it was designed.

2.2.3.	Should Contractor require unskilled labor, it agrees to employ persons residing in the locality in which the Work is being performed, insofar as possible, to fulfill such unskilled labor requirements.

2.2.4.	Contractor shall pay all persons employed by it for the performance of the Work in compliance with all legal requirements, as the same may now or hereafter exist and shall comply with any Applicable Law regarding Contractor’s employment practices.
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2.2.5.	Contractor will remove from the job and from any premises owned or controlled by Company, any of its employees who refuse to comply with any of the terms of this Contract.

2.2.6.	Company shall have the right, at any time, to require that the Contractor replace Contractor’s Superintendent if, in Company’s opinion, the Superintendent is negligent, incompetent or fails to observe and to perform the provisions of the Contract. Contractor shall not remove any equipment or key men from the location of the Work unless such removal is authorized by Company’s Representative, and the Company shall have the right to require Contractor to employ an additional Crew or Crews and provide additional equipment, tools and supplies if, in the judgment of Company’s Representative, such procedure is necessary to complete the Work within the time specified in the Contract.
2.3.	Contractor’s Key Personnel shall be assigned to work full time and shall not be reassigned or given supplementary work assignments without Company’s prior approval. The Key Personnel are critical to the success of the Project. The Key Personnel’s removal or replacement after initial assignment will be disruptive and could cause Company to incur costs related to the disruption. It is expressly understood and agreed that the removal or reassignment of any one of the above Key Personnel without Company’s express written approval shall not be allowed. In the event that the removal of the individual occupying any one of the positions designated as Key Personnel above results from that individual resigning his position with Contractor (and not accepting any other position with Contractor or Contractor’s affiliates) then Company will have no claim against Contractor.
3.	MATERIALS and EQUIPMENT FURNISHED BY COMPANY
3.1.	Company shall pay for and furnish to Contractor at the Points of Delivery, all pipe, valves, fittings, and other materials that are intended to become a permanent part of the Pipeline to be constructed hereunder.

3.2.	Contractor shall be responsible for receiving any and all materials and equipment furnished to Contractor by Company after delivery to the Points of Delivery. Contractor shall notify Company in writing within one (1) day of delivery of any damage to any such materials regardless of the cause. In addition, Contractor shall repair or replace with materials and equipment of equal quality at its own expense, or reimburse Company for the cost of any loss or damage that said materials or equipment may sustain from any cause after said delivery to Contractor.
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3.3.	Contractor shall bear the cost of any demurrage or other claims resulting from delays in unloading said materials furnished to it by Company after reasonable notification that such materials have been shipped.

3.4.	Contractor shall notify and secure permission from the Company, in advance, if it wishes to withdraw materials stored at the Points of Delivery.

3.5.	Contractor shall return to Company at the Point of Delivery specified by the Company, without undue delay after completion of the Work, all extra and surplus materials delivered by Company that were not used to complete the Work.

3.6.	All materials, furnished by Company to Contractor hereunder shall be inspected and tallied at the Point of Delivery to Contractor by representatives of Company and Contractor, each keeping a record of quantities, quality and conditions, and any loss of or damage to such materials during shipment shall be reported immediately by Contractor to the shipping agency and in writing to Company.
4.	REPRESENTATIVES AND SUPERINTENDENTS
4.1.	Company may have a representative or representatives (“Inspector”) at the location of the Work to observe and inspect the same.

4.2.	Contractor shall at all times have a superintendent (“Superintendent”) on the Work site, vested with full authority to represent Contractor in prosecuting the Work hereunder.

4.3.	In the performance of the Work, Contractor is an independent contractor, and nothing in this Contract creates or shall be construed as creating either a partnership (of any kind) or the relationship of principal and agent, or employer and employee, between Company and Contractor or between Company and Contractor’s agents, subcontractors or employees. Contractor shall have no authority to hire any persons on behalf of Company, and any and all persons whom it may employ are and shall be deemed to be solely the employees of Contractor.

4.4.	Contractor shall have control and management of the details of the Work, the selection of employees and the fixing of their hours of labor. The Work to be performed hereunder shall be delivered to Company completed in accordance with the Contract. The Company shall be entitled to inspect and determine whether the Work is being performed in compliance with the terms of this Contract. Nothing herein-contained authorizes, or shall be construed to authorize, Contractor to incur any debt, liability or obligation of any nature for, or on behalf of, the Company.
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5.	SAFETY
5.1.	Contractor shall continuously maintain adequate protection of all its Work from damage and shall protect the Company’s property from injury or loss arising in connection with this Contract. Contractor shall at all times exercise due care with regard to all excavations, equipment, machinery and materials to prevent loss or injury to persons and property, including livestock, and shall use such adequate protective devices, warning signs and barriers as may be reasonably required under the circumstances. Contractor will comply with all federal and state safety and environmental laws at all times.

5.2.	Relative to performance of the Work hereunder, Contractor, in recognition of the Scope of Work, the specifics of the Work location, and its experience in the kinds of work to be undertaken hereunder, agrees to provide all necessary safety equipment, safety instructions and a written safety plan for the safety of its employees, representatives, subcontractors, if any, and others who may be at the Work location pursuant to the requirements of Contractor. In addition to the foregoing, Contractor agrees to comply with any safety requirements of the Company and all applicable safety laws, rules, and regulations.
6.	INSURANCE
6.1.	Contractor, at its own expense, shall provide and maintain in force the kinds of insurance, with companies acceptable to the Company, and in the minimum amounts of coverages set forth below to cover all loss and liability for damages on account of bodily injury, including death, and injury to, or destruction of, property caused by, or arising from, any and all operations carried on, or any and all work performed under this Contract. Contractor has furnished Company with copies of the policies with all endorsements prior to commencement of any Work hereunder, including a copy of the contractual insurance endorsement insuring performance of the indemnity in Article 7.0 hereof.
6.1.1.	Workers’ Compensation (Including Occupational Disease) and Employer’s Liability Insurance with a minimum policy limit of $1,000,000 per accident. Coverages shall apply to all employees in accordance with the benefits afforded by the statutory workers’ compensation acts applicable to the State, Territory or District of hire, supervision or place of accident.

6.1.2.	Comprehensive Commercial General Liability Insurance covering premises operations, products and completed operations, independent contractors, blanket contractual liability, explosion (x), collapse (c), and
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underground (u) hazards. Policy shall be endorsed to provide broad form property damage, including completed operations.
6.1.2.1.	Policy limits shall not be less than:
Bodily Injury $1,000,000/$1,000,000
Property Damage $1,000,000/$1,000,000
6.1.3.	Comprehensive Automobile Liability Insurance covering all owned, hired and non-owned automotive equipment. Policy limits shall not be less than:
Bodily Injury $1,000,000 Per Person $1,000,000 Per Occurrence
Property Damage $1,000,000 Per Occurrence
6.1.4.	Umbrella Liability or Excess Liability Insurance excess of all primary coverage’s enumerated in this Article 6 with limits of at least $20,000,000.00 Combined Single Limit for Bodily Injury and Property Damage.
6.1.5.	Builder’s Risk Insurance, upon Company’s request, in an amount and form specified by Company. Company shall bear the cost of the Builder’s Risk policy if Company requests such insurance.
6.2.	All policies shall provide that the insurance company will notify the Company thirty (30) days prior to (i) the termination of any policy (ii) the implementation of any changes therein that restrict or reduce the coverage provided and (iii) any change of the insured or the beneficiary thereunder. In the event of the Contractor’s failure to carry out any of the provisions of this Article, the Company shall, in addition to any right to recover damages or to obtain other relief, have the right to cancel and terminate this Contract.

6.3.	Waiver of Subrogation
6.3.1.	All insurance policies of Contractor with respect to the operations conducted hereunder shall be endorsed in accordance with the following policy wording to waive all express or implied rights of subrogation:

“The Insurers hereby waive their rights of subrogation against any individual, firm, corporation, partnership or other entity for whom, or with whom, the Insured may be working and against any affiliated subsidiary or associated companies, partners, joint ventures, factors, or assigns of such entities.”
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6.4.	Before commencing performance of this Contract, Contractor shall furnish Company with Certificates of Insurance indicating:
6.4.1.	The kinds and amounts of insurance required above are in force.

6.4.2.	The insurance company or companies carrying the aforesaid coverages.

6.4.3.	The expiration dates of policies.

6.4.4.	That Company will be given thirty (30) days written advance notice of any material change in or termination of any policy.

6.4.5.	That waiver of subrogation has been endorsed on all policies.

6.4.6.	That the indemnification and hold harmless provisions hereof are insured.
6.5.	Subcontractors
6.5.1.	Unless Company agrees in advance otherwise, Contractor shall require all of its subcontractors to provide for the foregoing insurance coverages, as well as any other insurance coverages that Contractor may consider necessary, all to be endorsed with the waiver of subrogation wording above, and any deficiency in the coverages, policy limits or endorsements of said subcontractors will be the sole responsibility of Contractor.
6.6.	Additional Insured Requirements
6.6.1.	Each policy required of the Contractor and its Subcontractors shall name as additional insureds the following: The Company, Company’s Representatives, the respective parent companies, subsidiaries, related and affiliated companies of each, and any additional entities as the Company may be required to name pursuant to any lease or contract as it relates to the Contract. The Additional Insured endorsement will state that the coverage provided to the additional insureds is primary and non-contributing with any other insurance available to the additional insureds.
7.	PERSONAL INJURY AND PROPERTY DAMAGE
7.1.	INDEMNITY
7.1.1.	Contractor agrees to assume liability for, and does hereby agree to indemnify, protect, save and hold harmless Company, its members,
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managers, officers, employees and agents or any entity affiliated or associated with any such member, manager, officer, employee or agent from and against property damage, environmental contamination or violation of any Applicable Laws arising out of the performance of this Contract by Contractor or its subcontractors and any and all third party liabilities, obligations, losses, damages, penalties, claims, suits, judgments, attorney fees and other expenses or disbursements of any kind for personal injury (including death) (“Claims”); provided, however, that Contractor’s contractual obligation of indemnity shall not extend to the percentage, if any, of the Claims attributable to Company’s negligence or breach of this Contract. Any Claim shall be forwarded to the Contractor. Contractor shall have thirty (30) days from the date on which Company forwards the Claim to the Contractor (the “Claim Date”) to investigate the Claim and to provide a written response to Company. Should Contractor fail to respond to Company within thirty (30) days of the Claim Date, Contractor shall be deemed to have accepted any and all responsibility for said Claim. Should the Contractor notify Company within thirty (30) days of the Claim Date that the Claim should be contested, the parties hereto shall work together to resolve the Claim, notwithstanding any obligation of the Contractor for indemnification of Company.
7.2.	Contractor shall be solely responsible for the proper location of all foreign pipeline crossings as well as the location and depth of the pipelines that parallel most of the Pipeline. Company and its agents have provided materials giving the approximate location of many of these crossings. Contractor shall not rely on any of these approximations when actual excavation begins. It shall be Contractor’s responsibility to avoid damage to these foreign crossings and their associated ROW and to repair damage to these foreign crossings and their associated ROW to the specifications required by the owner. It shall be Contractor’s responsibility to follow all applicable one-call location laws regarding the Pipeline prior to any Work being done.

7.3.	Notwithstanding any other provision in this Contract, Company and Contractor recognize, acknowledge and agree that, solely for the purpose of the Louisiana Workers’ Compensation Act, that (i) the work and services being performed by Contractor and/or by the employees of Contractor (and its subcontractors, if any), whether direct or statutory, borrowed or otherwise, (collectively, “Contractor’s Employees”) are an integral part and essential to the ability of Company to generate Company’s goods, products and services and are part of Company’s trade, business or occupation, and (ii) Contractor’s Employees are the statutory employees of Company for the purposes of La. R.S. 23:1061(A)(3), and Company shall be entitled to the protections that are afforded a statutory employer under Louisiana law. Notwithstanding the foregoing sentence, Company will not be vicariously
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responsible to a third Person for any acts of Contractor’s Employees. Contractor shall primarily be responsible for and shall pay for all workers’ compensation benefits to any of Contractor’s Employees, shall protect, indemnify, defend and hold harmless Company for any amounts owing with respect to any of Contractor’s Employees arising out of the Louisiana Workers’ Compensation Act, and hereby waives, and shall not be entitled to seek, any contribution or indemnity from Company for any such payments by or on behalf of Contractor.
8.	DAMAGES
8.1.	In the event that Contractor fails to meet the Mechanical Completion Deadline, Contractor shall pay Company, as liquidated damages and not as a penalty, an amount equal to $50,000 for each day completion is delayed beyond the Mechanical Completion Deadline set forth in Section 4 of the Special Provisions of this Contract, for up to a maximum of thirty (30) days. The parties agree that the liquidated damages described above are a reasonable forecast of the damages that Company would incur if Contractor fails to meet the Mechanical Completion Deadline.

8.2.	In the event that Company is assessed fines, penalties or costs (“Assessments”) by any regulatory authority or governmental body, and such Assessments arise out of Work performed by Contractor hereunder, Contractor shall fully indemnify and hold Company harmless against such Assessments except where Work performed by Contractor is in accordance with the Contract or at the direction of Company and Contractor has exercised all reasonable care to avoid such Assessments.

8.3.	Notwithstanding any other provision of this Contract to the contrary, except for claims arising under Section 7.1, 8.1, and 8.2, in no event shall Company or Contractor (or any of its Subcontractors or suppliers to any tier) be liable to each other for any indirect, special, incidental or consequential loss or damage including without limitation loss of profits or revenue, loss of opportunity or use, cost of capital, or like items of loss or damage, and each Party hereby releases the other Party therefrom.
9.	TAXES, LIENS AND LEGAL REQUIREMENTS
9.1.	Contractor shall promptly and satisfactorily settle and pay all Claims for labor, equipment, materials, supplies and any and all other Claims of every nature that it is obligated to pay hereunder and shall furnish evidence satisfactory to Company that all such Claims have been settled and paid.

9.2.	Contractor shall not at any time suffer or permit any lien, attachment or other encumbrances, or the filing of any instrument claiming any such lien, attachment or other encumbrance, under any Applicable Laws or
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otherwise, by any Person or Persons whomsoever, except such as may arise from Company’s wrongful failure to pay, to be put or remain on the Work or any premises on which Work or materials relating to the Work are located for any Claim whatsoever against the Contractor. Any such lien, attachment or other encumbrance, until it is removed by Contractor at Contractor’s sole expense, shall preclude any and all Claims by Contractor for any payment by Company whatsoever under or by virtue of this Contract. If the lien, attachment or other encumbrance, or any instrument claiming any such lien, attachment or other encumbrance, is not removed and released, the Company may pay such claim or demand and remove such encumbrance and may deduct the amount so paid, together with all expenses incurred in connection with said payment or removal including, without limitation, investigation fees, legal fees from any payment then or thereafter due Contractor, or, if demanded by Company, Contractor shall reimburse Company for said amount and expenses. Any such payment made in good faith by Company shall be binding upon Contractor.
9.3.	Contractor shall comply with all federal, state, or municipal laws and regulations regarding taxes of all kinds now in effect and those becoming effective during the term of this Contract, and Contractor shall pay all such taxes including, without limitation, Social Security Taxes, State Unemployment Insurance Taxes, Gross Receipts Taxes, Withholding Taxes, Workman’s Compensation Taxes, Income Taxes, Sales and Use Taxes and will furnish, as requested by Company, satisfactory evidence of such compliance. Contractor shall indemnify and save harmless Company from any and all liability, lien or assessment imposed upon Company arising from Contractor’s failure to comply with said laws, rules and regulations.

9.4.	Contractor shall indemnify and save Company harmless from all claims, demands, causes of actions, liens and suits of whatever nature arising out of the services, labor and/or materials furnished or leased by Contractor or its subcontractors, suppliers, laborers, and/or lessors except such as may arise from Company’s wrongful failure to pay, and shall keep the Work free and clear of all such liens, claims and encumbrances arising from the performance of the Work by Contractor or its subcontractors.

9.5.	Contractor shall, at the request of Company furnish or cause to be furnished a Waiver of Liens and Claims in the form and substance of the Waiver and Release Claims of document attached hereto in Exhibit N, Required Forms from itself and/or from every subcontractor, supplier, laborer, lessor and/or other person or company furnishing labor, supplies, or services in connection with the Work for which Company has requested a Waiver of Liens and Claims. It is the intent of the parties that such Waiver of Liens and Claims be enforced to the maximum extent permitted by law, and Contractor agrees and acknowledges and shall require that its
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subcontractors agree and acknowledge that such Waiver of Liens and Claims may be recorded in the mortgage records of any parish or county in which the Work is located.
9.6.	Contractor covenants, agrees, and acknowledges that the services performed or materials sold or leased by the Contractor or its subcontractors in connection with the Work shall in no event give rise to any claim entitling Contractor or its subcontractors, suppliers, laborers or lessors to file a lien or privilege against the property of Company, or against the Work, or against any premises on which the Work or materials relating to the Work are located unless Company wrongfully fails to pay. Accordingly Contractor hereby irrevocably waives, releases and renounces any and all past, present or future liens or privileges which Contractor had, has or may have against the property of Company or against the Work or against any premises on which the Work or materials relating to the Work are located, including, but not limited to, liens and privileges provided for under Louisiana Private Works Act (La. RS. 9:4801 et seq) and any and all other liens and privileges, if any, presently provided under Louisiana law, or hereinafter enacted, to secure payment for labor, materials, supplies or wages except such a may arise from Company’s wrongful failure to pay. Contractor further agrees to indemnify Company for any loss or damage caused by any breach of the covenants, agreements and acknowledgments made by Contractor in this Section 9.6, including but not limited to, court costs and reasonable attorneys fees as well as those court cost, and attorney fees incurred in the enforcement of this agreement.
10.	WORKMEN’ S COMPENSATION INSURANCE
10.1.	The Contractor shall comply with and qualify under the workmen’s compensation laws of the state or states in which the Work is to be performed and furnish a sworn statement of its compliance with said laws. It shall also cause each of its subcontractors to comply with and qualify under said laws and to furnish a sworn statement of its (the subcontractor’s) compliance with said laws.
11.	SUBCONTRACTORS
11.1.	Contractor shall not have the right to assign any of its duties under this Contract or to subcontract any of the Work to be performed by it hereunder without the prior written consent of Company and upon such conditions as Company shall deem necessary.

11.2.	As soon as practicable after the execution of this Contract, the Contractor will notify the Company in writing of the names of any subcontractors it intends to employ in the performance of any of the Work hereunder and further agrees that it will employ only competent,
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experienced, appropriately-licensed and skilled subcontractors to do any part of the Work contemplated hereunder. Contractor shall provide to Company copies of any subcontractor licenses upon request.
11.3.	Contractor further agrees that before employing any subcontractor to perform any of the Work hereunder, it will cause such subcontractors to agree in writing to be bound by the terms and provisions of this Contract, so far as it is applicable to the Work to be performed by such subcontractor and will furnish Company with a copy of such agreement. All Work performed by any subcontractor is to be performed in strict accordance with the requirements of this Contract pertaining to conduct of the Work. Company shall have no obligation to pay, or to cause the payment of, any monies to any subcontractor or any other person acting through, under or on behalf of the Contractor.
12.	SKIPPING WORK
12.1.	If it becomes necessary in the judgment of Company, any or all of the Crews of Contractor shall (i) skip any portion of the Work and move to a location on another portion of the Work designated by Company’s Representative and perform such other portion of Work, (ii) move back when designated by Company’s Representative and perform such skipped Work and (iii) upon the completion of said skipped Work, move to a location on the then-remaining Work designated by Company’s Representative and resume performance of the remaining Work. For any crew, each time such crew is required to move to another location to perform other Work, the move shall constitute one “Move Around,” as further clarified in paragraph 29 of Exhibit O, Assumptions and Clarifications. Company shall pay Contractor the price, if any, set forth in the Unit Price Summary for each Move Around that has been requested by Company and authorized in writing by Company’s Representative. Additional compensation shall not be paid for any Move Around, or part thereof, permitted by Company for the sole purpose of expediting Contractor’s operations.
13.	SUSPENSION, DISCONTINUANCE OF WORK OR SHUT DOWN
13.1.	If either party is rendered unable wholly or in part by Force Majeure to carry out its obligations, other than the obligation to pay money when due, under this Contract and such party shall give notice and full particulars regarding such Force Majeure in writing to the other party within two (2) working days after the occurrence of the cause thereof, the obligation of the party giving such notice, so far and only insofar as affected by such Force Majeure, shall be suspended during the continuance of any inability so caused. Such inability shall not be a breach of this Contract, and such party shall not be liable for damages or otherwise on account thereof provided that such party claiming Force Majeure uses all reasonable commercial efforts to mitigate the effects of Force Majeure.
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13.2.	The term “Force Majeure,” as employed herein, shall mean the occurrence of conditions beyond the control of the affected party such as the following, but only to the extent beyond control of the affected party: acts of God, acts of the public enemies, wars, blockades, insurrections, riots, epidemics, earthquakes, fires, major materials or equipment delivery delays, orders, restraints or prohibitions by any court, board, department, commission or agency of the United States or of any state, including without limitation any arrests and restraints by rules and people, civil disturbances, explosions, and inability with reasonable diligence to obtain pipe or other essential materials. Labor disputes specific to Contractor or the Work such as employee strikes or work slowdowns shall not be considered Force Majeure. Any event of RAIN, FLOOD, SNOW, ICE OR OTHER ADVERSE WEATHER CONDITIONS shall not be considered as Force Majeure, unless the event is greater than the Ten Year Historical Event.

13.3.	Contractor or Company, as the case may be, will work diligently to cure, remove or otherwise correct, and will minimize and contain all costs and expenses attendant to or arising from, each Force Majeure event. As soon as reasonably possible after the occurrence of a Force Majeure, the party claiming Force Majeure will provide the other party with a written, detailed plan for remedial action to cure, correct or minimize the cost and impact of the Force Majeure.
14.	CHANGES TO WORK
14.1.	By written order of Company’s Representative in the form attached hereto as one of the Required Forms (“Change Order”), Company may, at any time and without notice to any surety on any bond, omit, change, alter or add to Work to be performed hereunder by Contractor and in connection therewith issue additional or revised specifications, drawings, and written instructions. Contractor shall perform such Work in accordance with such revised specifications, drawings, and written instruction and pursuant to written authorization executed by Company or Company’s Representative and otherwise in accordance with the provisions of this Contract.

14.2.	If the Company and Contractor agree that a Change Order justifies extra performance time or compensation, such additions, changes or alterations shall be considered “Extra Work” and Contractor shall be entitled to a Change which modifies the schedule and equitably adjusts the compensation payable to the Contractor for such Extra Work in accordance with Article 16; provided that if a price for the Extra Work is not listed in the Unit Price Summary or otherwise agreed upon or is not provided for in Article 16 then such Extra Work shall be performed on a “Force Account Basis” and considered “Force Account Work” and Contractor shall be compensated as provided in Article 17.0 Force Account Work.
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14.3.	If a Change Order deletes Work that is to be performed hereunder and such deletion results in a reduction, in the opinion of Company, in the labor or materials to be furnished by Contractor hereunder, then such reduction in Work shall be considered “Omitted Work” and Company shall be entitled to a reduction in the compensation to be paid Contractor as provided in Article 18.
15.	DISPUTED CLAIMS FOR EXTRA COMPENSATION
15.1.	Should Contractor, in any situation, deem or contend in any manner that extra compensation is or will be due for Work to be performed or material to be furnished pursuant a Change Order and Company has not agreed that such Work constitutes Extra Work, Contractor shall not have the right to refuse to do such Work and shall perform the Work in an expeditious manner in accordance with the provisions of the Contract. In such event, Contractor shall notify Company, and Company may, at its sole option, (i) have the Company’s Representative execute a Disputed Extra Work Order which shall set forth the Work for which Contractor contends additional compensation is due or (ii) without waiving any of Company’s rights arising under the Contract or otherwise, require that Contractor not perform such Work and perform such Work itself or have it done by other third-party contractors. If Company requires that Contractor not perform such Work, Contractor shall cooperate with Company and Company’s other third-party contractors to facilitate completion of the Pipeline.

15.2.	In no event shall Contractor commence or undertake any work for which it contends extra compensation is or will be owed without (i) prior written authorization from the Company as an “Agreed Extra Work Order” or (ii) a “Disputed Extra Work Order” executed by Company’s Representative. Each Agreed Extra Work Order or Disputed Extra Work Order must be supported by Contractor with written documentation substantiating the nature and quantity of work performed for which extra compensation is claimed and enabling pricing pursuant to the Contract. If an Agreed or Disputed Extra Work Order is not obtained, or if Company’s Representative is not offered proper facilities or opportunities by Contractor for keeping a strict account of actual costs incurred and Work quantities involved, Contractor shall be conclusively deemed to have waived, and Company shall not be obligated to pay, any extra compensation for such Work. The fact that notice has been given by Contractor as required by Section 15.1, that Company’s Representative shall have executed a Disputed Extra Work Order or that Company’s Representative has kept account of the cost and quantity of such Work shall not in any way be construed as approving or proving the validity of any such claim.
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15.3.	Company’s Representative is not authorized orally to waive, amend, or release any obligation of the Contractor under the Contract or orally to approve an Agreed Extra Work Order, and Contractor shall not rely upon any such alleged oral authorization in performing such Work. Subject to the above, Agreed Extra Work Orders shall be paid by the Company, pursuant to Section 16.2 of these General Conditions. In case a Disputed Extra Work Order claim is allowed after consideration by the Company, it shall be paid in the manner provided in Article 16.2 of these General Conditions. All claims for Disputed Extra Work shall be resolved before final payment shall be due to Contractor.
16.	EXTRA WORK
16.1.	When Extra Work is authorized by an Agreed Extra Work Order, Contractor shall make every effort to provide such additional personnel and equipment to complete said Extra Work within the time specified for the completion of all Work under the Contract including such Extra Work, with appropriate compensation for acceleration costs if any, and the time for the completion of all such Work shall be extended only when required by the nature of the Extra Work or Company’s desire to avoid paying acceleration costs.

16.2.	Extra Work shall be paid for in accordance with one or more of the following methods in the manner specified in an Agreed Extra Work Order or as otherwise expressly agreed upon by Company and Contractor:
16.2.1.	Mutually satisfactory lump sum price agreed upon by Company and Contractor in writing.

16.2.2.	Mutually satisfactory unit prices agreed upon by Company and Contractor in writing. Subject to the terms and conditions hereof, for any Extra Work performed or materials furnished in addition to that or those specified in this Contract for which unit prices in the Unit Price Summary are applicable, Contractor shall be paid the applicable unit prices for completion of such Extra Work. Such compensation shall be in addition to the contract price. The unit prices set forth in the Unit Price Summary applied to the measured quantity of Extra Work added shall be the total consideration paid for such Extra Work inclusive of fringe benefits, burden, insurance, taxes, overhead and profit.
17.	FORCE ACCOUNT WORK
17.1.	Contractor shall notify Company in writing twenty-four (24) hours in advance of commencing any Force Account Work. Force Account Work shall be paid for in the following manner.
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17.1.1.	For all labor and foremen employed on the specific operation and for superintendence, use of small tools and equipment for which no rental is allowed, office expense, overhead, insurance and profit, Contractor shall receive the composite rate of wages as set out in the Labor Rates for Force Account Work attached to this Contract as Exhibit M for each hour that said labor and foremen are actually engaged in Work. The wages of any foreman who is employed on Force Account Work and partly on other Work shall be prorated between the two classes of Work according to the number of men employed under the supervision of such foreman on each class of Work as shown by the payrolls.

17.1.2.	For all materials furnished by Contractor and used in the Force Account Work, except those materials, if any, for which unit prices are included in the Unit Price Summary specifically and solely for such materials, Contractor shall receive the actual costs of such materials delivered to the Work including freight and hauling charges, as shown by original receipted bills.

17.1.3.	For any machine, power tools, or equipment, including fuel and lubricant but not including small hand tools, that actually are used by Contractor in such Force Account Work, Contractor shall receive the rental price shown in the Unit Price Summary, or if not shown in the Unit Price Summary, agreed upon in writing in advance by Company and Contractor; provided that no payment shall be due or made for any machine, power tool or equipment not shown in the Unit Price Summary for which no such written agreement exists. The hourly rate will be in effect unless equipment is used for one full day in which case the daily rate will be in effect unless equipment is used for seven consecutive days, in which case the weekly rate will prevail. For part of a daily period beyond one or more full days but less than seven consecutive days, the maximum rental price for such part of the daily period shall be one-eighth of the applicable rate “per day” for each hour worked. For a part of a weekly period beyond one or more full weekly periods, the maximum rental price for such part of the weekly period shall be one-seventh of the applicable rate “per week” for each day worked. The compensation herein provided shall be accepted by Contractor as payment in full for Force Account Work and shall include superintendence, use of tools and equipment, overhead expense and profit.

17.1.4.	Contractor and the Company’s Representative shall compare records of payrolls for labor, equipment and materials furnished on a Force Account basis at the end of each day and resolve discrepancies, if any, in writing. Otherwise, Company’s records, as approved by Company, shall control, in the absence of actual fraud. Copies of these records including employee’s name, social security number, and classification, shall be made in triplicate by the Contractor and the Company’s Representative, and one copy submitted by Contractor with the invoice.
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17.2.	Company shall have the right to designate the quantity of labor employed and the equipment and materials to be used by Contractor in the performance of Force Account Work.
18.	OMITTED WORK
18.1.	For Omitted Work for which a unit price is shown in the Unit Price Summary, Company shall be credited for such Omitted Work at the applicable unit prices. Units of such Omitted Work will be reflected in the semi-monthly estimates provided for in Section 29.1 of Article 29, Payment, herein. For Omitted Work for which a unit price is not shown in the Unit Price Summary, Company shall present a claim for reduction in the compensation to be paid Contractor hereunder within fifteen (15) days after the date it delivers the order to Contractor to omit such Work pursuant to Section 14.1. If such a claim for a reduction in the compensation to be paid to Contractor is not made within such fifteen (15) day period, then it shall be conclusively presumed that there is no substantial reduction in labor or materials to be furnished hereunder and no reduction shall be made in the Contractor’s compensation.
19.	CONTRACTOR’S OBLIGATION TO FURNISH STATEMENTS
19.1.	All claims for payment for Extra Work done shall be submitted to Company by Contractor upon certified triplicate statements to which shall be attached original receipted bills covering the cost and the freight and haulage charges on all materials furnished by Contractor and used in such Extra Work. Said statements shall be submitted to Company within fifteen (15) days of the completion of any item of Extra Work. Contractor acknowledges that prompt submission of the claim and supporting cost data is essential to the efficient administration of the Work and agrees that the Contractor’s failure to submit invoices for Extra Work performed within such period of time shall constitute the final and absolute waiver by Contractor of any claim for extra compensation for such Work performed.
20.	PROSECUTION OF WORK
20.1.	Except as otherwise provided in this Contract, construction once commenced shall be continuous. Contractor shall prosecute the Work with due diligence and at such a rate and in such a manner as in the sole opinion of the Company is necessary for completion within the time limit as set out in the Contract as it may have been adjusted. In no event shall construction operations be interrupted or slowed because of the existence of any controversy or dispute between Company and Contractor. If
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Contractor or its subcontractors cause a delay not otherwise excused hereunder in the progress of the Work, Contractor shall, without additional cost to Company, work such overtime, acquire necessary additional equipment or perform such other acts as may be necessary to complete the Work within the time specified in the Contract. IN SUCH EVENT, CONTRACTOR SHALL, WITHOUT ADDITIONAL COST TO COMPANY, ADD SUCH MEN AND EQUIPMENT, INCLUDING ENTIRE ADDITIONAL CREWS, AS MAY UNDER THE CIRCUMSTANCES BE REQUIRED, IN THE JUDGMENT OF COMPANY OR COMPANY ‘ S REPRESENTATIVE, FOR THE COMPLETION OF THE WORK WITHIN THE TIME SPECIFIED IN THE CONTRACT.
21.	INSPECTION: AUTHORITY OF COMPANY’S REPRESENTATIVES AND INSPECTORS
21.1.	Company contemplates and Contractor agrees to a thorough inspection by Company of all of the Work, including any Extra Work or Force Account Work, and all materials furnished under this Contract. All such Work performed by Contractor and all materials furnished by it hereunder shall be subject to the inspection of Inspectors designated by the Company’s Representative to determine whether the Work and all parts thereof are being performed in strict compliance with the terms, provisions, specifications, drawings and other requirements of this Contract. Company’s Representative shall be that person or persons designated from time to time by Company to represent Company in connection with all or any part of the Work. Company may change, remove or add Company’s Representatives or Inspectors at any time and from time to time, upon written notice to Contractor, without Contractor’s approval. Contractor shall not be released from its obligation and responsibility to make such decisions and to take such action as is required to complete the Work strictly in accordance with the specifications, drawings and other requirements of this Contract on the grounds that it was relying upon advice, direction or representation of Inspectors or Company’s Representative. Contractor shall furnish Company’s Representatives and Inspectors access at all times to the Work wherever it is in progress and shall provide them every reasonable facility for purpose of inspection. Contractor shall at all times keep Company advised of its plan of operation sufficiently in advance to permit proper inspection of the Work. If any Work performed by Contractor or materials furnished by it hereunder are defective or fail to comply with the specifications, drawings or other requirements of this Contract, as determined by the Company’s Representative or Inspectors, then Contractor shall, at its own expense, immediately repair or replace the Work so found to be defective in a manner complying with such specifications, drawings and other requirements.
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21.2.	If the Company’s Representative or Inspector requests it, Contractor at anytime before acceptance of the Work by the Company shall remove or uncover such portions of the finished Work as may be directed. After examination, Contractor shall restore said portions of the Work to the standards required by the specifications, drawings or other requirements of the Contract. Except as otherwise provided in Section 21.3, should the Work thus exposed or examined prove to be in accordance with all such specifications, drawings or other requirements, the actual cost of uncovering or removing, and the replacing of the covering or making good of the parts removed shall be paid to Contractor by Company, provided Contractor shall have kept an accurate record of such costs. Should the Work so exposed or examined prove to be not in accordance with such specifications, drawings or other requirements, the uncovering or removing, and replacing of the covering or the making good of the parts removed shall be at Contractor’s expense and Contractor shall also be responsible for any and all costs associated with the resulting delay and disruption. If Contractor fails to replace any defective Work or materials furnished by Contractor after reasonable notice, the Company may cause such defective Work or materials to be replaced and all cost associated therewith shall be paid by Contractor or deducted by Company from payments to Contractor.

21.3.	Should any Work be performed without giving Company at least twenty-four (24) hours notice and opportunity for inspection, Contractor may be required to uncover such Work for inspection. Cost of uncovering and restoring such Work shall be borne by the Contractor, whether or not the Work is found acceptable.

21.4.	If Contractor or any employee, agency or subcontractor of Contractor believes or suspects that any action taken by an Inspector, Company’s Representative or any other Person acting, or purporting to act, on behalf of Company is, arbitrary or unreasonable, or is motivated by malice or intent to defraud, Contractor shall, within 72 hours of said action notify Company in writing, stating the name of the Person, the action taken and other pertinent details. Contractor agrees that, if Contractor does not so notify Company within the specified time, such lack of notification shall be a defense to any Contractor claim based on such circumstances to the extent that failure of notice caused prejudice to Company. Contractor further agrees to read this section to every employee, agent and subcontractor prior to such employee, agent or subcontractor engaging in any activity related to the Work.

21.5.	When Contractor believes that all Work (including resolution of any punch list items) is complete, Contractor shall submit a written request for a fully executed Certificate of Completion from Company. Company shall evaluate the work, and, if it determines within its sole discretion that the Work is complete, shall issue the Certificate of Completion and commence the Warranty Period.
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22.	NO WAIVER AUTHORIZATION
22.1.	Neither Company’s Representative nor Company’s Inspectors, agents or employees shall have any power or authority to waive any of the provisions of this Contract or any of the obligations of the Contractor hereunder. No waiver of any provision of this Contract or other obligation of the Contractor shall be effective unless signed in writing by an officer of the Company. Neither Company’s failure to discover or reject work or material furnished by the Contractor not in strict accordance with the requirements of the Contract, nor any payment to Contractor, nor partial or entire occupancy of the premises by Company, nor acceptance of the Work by Company’s Inspectors or Representatives or by Company shall relieve Contractor of its obligation to complete the Work strictly in accordance with the specifications, drawings and other requirements of the Contract. Should it be determined that Work that has been accepted, or for which payment has been made, does not comply with the requirements of the Contract, Contractor shall, at its cost and expense, redo such Work and take such action as is necessary to cause such nonconforming Work to comply strictly with the Contract requirements. Contractor shall also be responsible for any and all costs associated with any resultant delay and disruption.
23.	SITE EXAMINATION
23.1.	Contractor represents the following:
23.1.1.	that it has had an opportunity to examine the entire Contract, including all Drawings, Specifications, and all other written instruments incorporated by reference in the Contract; and

23.1.2.	that, so far as reasonably possible, it has fully acquainted itself with the general topography, soil structure, subsurface conditions, obstructions, the site of the Work, and its surroundings; and

23.1.3.	that it has made all investigations essential to a full understanding of the difficulties that may be encountered in performing the Work; and

23.1.4.	that anything in the Contract or any statements or information made or furnished by Company or its representatives notwithstanding, Contractor will, regardless of any such conditions pertaining to the Work, weather conditions, and the effect thereof, the site of the Work or its surroundings, complete the Work within the time specified and for the compensation stated in the Contract and assume full and complete
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responsibility for any such conditions pertaining to the Work, the site of the Work or its surroundings, and all risks, including the risk of weather, in connection therewith; and
23.1.5.	that it is duly qualified to and has authority to do business in the State or location in which the Work is to be performed and that it is fully qualified and financially able to do the Work in accordance with the Contract within the time specified.
23.2.	Notwithstanding anything herein to the contrary, Contractor shall be entitled to rely upon the accuracy of information provided by Company.
24.	MEASUREMENT OF WORK QUANTITIES
24.1.	It is recognized that Work quantities as set out in the Contract are approximate. The Company’s Representative may make accurate measurements to determine the quantities of various items of Work performed as the basis for the periodic and final payments or may accept Contractor’s estimate subject to adjustment by Company. The Contractor, in all cases, will be paid the amounts set forth in the Unit Price Summary only for the actual amount of Work performed under the Contract and no payment shall be due or made for Work that is not actually performed. All such payments and measurement of Work quantities shall be subject to final audit and verification, and overpayments may be deducted by Company from any future payment to Contractor under the Contract or any other agreement with Contractor or Contractor shall, if directed by Company, refund to Company the amount of any such overpayment.
25.	CONSIDERATION
25.1.	It is understood that the price or prices specified in the Contract cover and include all compensation, payments and remuneration that Contractor is to receive from the Company for the performance of the Work covered by the Contract. The duties and obligations assumed by Contractor in return for such consideration include, but are not limited to, the following: furnishing necessary materials, labor, tools and equipment; performing all Work described in the Contract; all overhead, profits, superintendence, labor, use of equipment, loss, damage, increased cost and expense arising from the nature of the Work or from weather or from any difficulties, foreseen or unforeseen that may be encountered during the prosecution of the Work; and indemnifying Company and Company’s members, managers, officers, agents and employees and holding them harmless as provided herein.
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26.	REPORTS; INSPECTION OF CONTRACTOR’S RECORDS
26.1.	Daily Report. Contractor will prepare and submit to the Company a written daily progress report that will be prepared in a manner and format (hard copy and electronic) acceptable to the Company and provide, among other things, a detailed description of the Work and Contractor’s progress in the performance of the Work as compared with the schedule and any other material events or information with respect to the Work.

26.2.	Incident Reports. Should any material problem, emergency, work stoppage or legal problem be anticipated, or any unanticipated event occur that might adversely affect Contractor’s ability to perform its obligations under this Contract in a timely manner, in addition to any other reports required under this Contract, Contractor will promptly prepare a written significant event report detailing all available information and steps being taken to correct such problem or event and will deliver the significant event report to Owner as soon as reasonably practicable. Contractor will promptly notify Owner in writing at any time if Contractor has reason to believe that there will be a material deviation in the schedule.

26.3.	Additional Reports. Contractor will also promptly provide the Company with safety tailgate meeting reports, DOT OQ reports and any other report reasonably requested by the Company.

26.4.	Contractor shall maintain adequate cost records of all Extra Work performed hereunder, unless Company grants Contractor a written waiver of such requirements. Company shall grant such a written waiver in all instances in which Extra Work is done at unit rates or lump sum prices and cost records are not required by a regulatory authority having jurisdiction over Company. Upon request by the Company, shall permit the Company or representatives of Company to inspect said books and records for the purpose of determining the propriety and accuracy of charges, claims and demands of the Contractor, its agents, employees and subcontractors.

26.5.	Contractor shall keep all financial records for a period of three (3) years following completion of the project. To assist Company and Contractor in determining equitable pricing for an agreed Change, Company shall have the right to inspect all the Contractor’s financial records.
27.	COMPANY’S RIGHT TO TERMINATE CONTRACT AND/OR SUPPLEMENT WORK
27.1.	If, for any reason, Company elects to terminate the Contract, it may do so upon sixty (60) days prior written notice to Contractor (“Termination for Convenience Notice”). Immediately upon receiving a Termination for Convenience Notice,” Contractor shall discontinue all work towards completion of the Pipeline and commence wrapping up of all construction
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activities hereunder. Upon termination pursuant to this Section 27.1 only, Company shall owe to Contractor any unpaid amounts earned by Contractor in performance of this Contract through the date of the Termination Notice, plus any actual costs of demobilization (“Termination Payment.”) Contractor shall present its claim for the Termination Payment within thirty days after the effective date of the Termination for Convenience, supported by appropriate schedules and invoices.
27.2.	If, in the opinion of the Company, the Contractor shall refuse or neglect to supply sufficient personnel, supervision or equipment of the proper quality, or fail in any material respect to prosecute the Work with promptness and diligence, or fail, for reasons other than Force Majeure, to make sufficient progress so as to assure completion of the Work by the date fixed for such completion in Section 4 of the Special Provisions (it being recognized and acknowledged by Contractor that with respect to such completion date, time is of the essence to Company), the Company may, give written notice to Contractor of such failure. If Contractor fails to commence and diligently pursue a cure of the failure within five (5) days of such notice or if Contractor fails to fully and completely cure such failure within a reasonable time not to exceed sixty (60) days of such notice, then, without prejudice to the other remedies available to Company, Company may supplement the Work by providing such additional labor or equipment (itself or through a third-party contractor or third-party contractors) as it deems necessary to rectify such default or to complete the Work by the date fixed for such completion or withdraw from the Contract that portion of the Work, that, in Company’s sole opinion, Contractor will be unable to complete by the date fixed for such completion, and terminate the Contract with respect thereto and complete the Work on such portion itself or through a third-party contractor or third-party contractors.

27.3.	Contractor shall not be entitled to receive the Contract consideration for any labor or materials provided to supplement the Work or for any portions withdrawn from the Contract and terminated as herein provided. If Company should supplement the Work or withdraw a portion of the Work from this Contract and terminate the Contract with respect thereto, and should the cost to the Company of such supplement or completion of the Work on such portion withdrawn, including all Company overhead expenses, supervision expenses, and reasonable attorney’s fees, exceed the cost that Company would have incurred had Contractor completed the Work as required under the Contract, Company may deduct such excess cost from any further payment to Contractor or require Contractor, upon demand, to reimburse Company for such excess cost. If Company exercises its right as provided herein to supplement the Work or withdraw a portion thereof from the Contract and terminate the Contract with respect thereto, Contractor shall continue to perform the remaining portion of the Work under the Contract. In such event, or should Company, for any other
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reason permitted hereunder perform any portion of the Work to be performed by Contractor under this Contract or Changes hereunder, Contractor shall fully cooperate with Company and with other third-party contractors of Company and shall carefully coordinate its performance of such remaining Work with the Work of Company and such other third-party contractors, and Contractor shall not, under any circumstances, do anything, or commit any acts, that will interfere with the performance of the Work by Company or by any other third-party contractor of Company.
28.	TERMINATION OF WORK FOR DEFAULT OF CONTRACTOR
28.1.	If a petition in bankruptcy should be filed by the Contractor, or if the Contractor should make a general assignment for the benefit of creditors, or if the Contractor becomes insolvent, or if a receiver should be appointed on account of the insolvency of the Contractor, or if the Contractor should refuse or fail to supply enough properly skilled workmen or proper equipment, or if, in the Company’s opinion, the Contractor will be unable to complete the Work by the date specified in Section 4 of the Special Provisions, or if the Contractor should fail to make prompt payment to subcontractors of amounts due to them, or if the Contractor should fail to pay for materials, labor or services or to pay any claims of third parties that are the responsibility of Contractor, or if the Contractor should disregard Applicable Laws, or the instructions of Company’s Representative, or if the Contractor should permit contractually prohibited liens, attachments or other encumbrances to remain on the Pipeline or on the property of Company for seven (7) days after written instructions to have same removed, or if the Contractor should otherwise be guilty of a material breach of any provision of the Contract, then the Company may, give written notice to Contractor of such failure. If Contractor fails to commence and diligently pursue a cure of the failure within five (5) days of such notice or if Contractor fails to fully and completely cure such failure within a reasonable time not to exceed sixty (60) days of such notice, then, without prejudice to any other right or remedy and without notice to any surety, the Company may terminate this Contract and take possession of the premises by giving Contractor written notice of such termination.

28.2.	In the event of such termination, the Contractor shall not be entitled to receive any further payment hereunder until the Work is finished. If the cost to Company of completing said Work, including all Company overhead expenses, supervision expenses, and reasonable attorney’s fees, is more than the aggregate sum obtained by applying the prices specified in the Unit Price Summary for the Work so performed, Contractor shall pay to Company, upon demand, the amount of such excess together with all other damages suffered by Company as a result of Contractor’s default, or Company may withhold said amount from any payment due Contractor under this or any other Contract between Company and Contractor.
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29.	PAYMENT
29.1.	On or as soon as practicable after the fifth (5th) and twentieth (20th) days of each calendar month following commencement of Work hereunder, the Company’s Representative, in collaboration with Contractor’s Superintendent, shall make a written estimate of that portion of the Work that has been completed and omitted, if any. All written estimates shall be signed by Company’s Representative and Contractor’s representative in the field, after which Company’s Representative shall forward same to Company’s office. Contractor shall prepare and deliver to Company an invoice for that portion of the Work that has been completed, as determined by such written estimate, and that has not been included in a prior invoice. The invoice shall be in the form included as part of Exhibit N, Required Forms.

29.2.	Upon approval of Company, and receipt by the Company of lien releases from the Contractor and its subcontractors in the form attached hereto as part of Exhibit N, the Company shall pay Contractor ninety-five percent (95%) of the total invoice amount less all payments made upon previous estimates.

29.3.	The retained aggregate of five percent (5%) of the total invoice amount shall be retained by Company until Contractor has fulfilled all of the following conditions:
29.3.1.	Issuance by Company of a Certificate of Completion in accordance with Section 21.5 hereof;

29.3.2.	Receipt by Company of affidavits or other evidence satisfactory to the Company, that Contractor has paid all claims and bills for labor, materials, equipment, services and supplies provided for or in connection with the Work hereunder;

29.3.3.	Payment by Contractor of all claims of any character whatsoever, for which Contractor is responsible under the Contract;

29.3.4.	Receipt by Company of satisfactory evidence that Contractor has paid any sales, use or other taxes pertaining to said Work which are imposed by any governmental body having jurisdiction where said Work is done;

29.3.5.	Receipt by Company of a certificate from the Parish Clerk’s office in the parish where the Work is performed in the name of both Contractor and Company showing that no liens of any kind, arising from said Work have been recorded. Said Certificate must be dated at least thirty one (31) days after the date of issuance of the Certificate of Completion by Company.
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29.3.6.	Final Lien Releases from Contractor and its subcontractors in form and substance reasonably acceptable to the Company
29.4.	When all of the conditions set forth in Section 29.3 above have been met, the Company will pay Contractor three percent (3%) of the retained five percent (5%), and retain the remaining two percent (2%)as provided below. If after a fifteen (15) day period, Company believes that all of the conditions contemplated in Section 29.3 above have been and will continue to be satisfied with respect to the Work performed by Contractor, then Company will pay Contractor the remaining two percent (2%).

29.5.	Notwithstanding, and in addition to, any other provision of this Contract, any or all payments otherwise due Contractor from Company may be withheld at any time and from time to time by Company, without payment of interest, on account of defective Work done and not remedied by Contractor, unpaid bills or claims for labor, materials, services and supplies or unpaid Claims of any kind whatsoever that Contractor has agreed to pay, or upon reasonable evidence indicating that such unpaid bills or Claims are outstanding or for liens filed by subcontractors. If and when the cause or causes for withholding any such payment shall be remedied or removed without cost to Company and evidence satisfactory to Company of such remedy or removal has been presented to Company, the payments withheld shall be made to Contractor.

29.6.	If Contractor fails or refuses to remedy or remove any cause for withholding such payment, within ten (10) days after delivery of written notice to Contractor by Company to remedy or remove such cause, Company may remedy or remove the same or cause the same to be remedied and removed and may deduct the cost thereof together with attorney’s fees or any other expense, of whatsoever kind incurred by Company in connection therewith, from the amount then or thereafter due Contractor under the Contract or pursue any remedy otherwise provided by this Contract. If such cost should exceed the balance due Contractor, Contractor shall be liable for, and shall pay, the difference to the Company. If, however, Contractor notifies Company in writing within said period of time that it reasonably and in good faith contests the validity of any such Claims, Contractor may defer remedial action pending a settlement with claimant satisfactory to Company or until judgment is rendered against Contractor or Company therefore, but Company shall nevertheless be entitled to withhold payment of a sum sufficient in its judgment to satisfy amply the amount of any and all such Claims, including, in addition, an ample amount to cover all costs that may be incurred by Company in connection therewith, including all attorney’s fees incurred.
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29.7.	Company shall have the right to make payment of any sums withheld under Section 29.3 or other provisions of the Contract without giving notice thereof to any surety or sureties on any bond of the Contractor or any subcontractor, and such sureties’ liability under said bond or bonds shall not in any way be released or diminished on account of Company’s making any payments of any such sums without notice to the surety or sureties. Neither final acceptance of the Work, final payment hereunder, nor partial or entire use by Company of the Work shall relieve Contractor of any unperformed or continuing obligation under the Contract, including, without limitation, Contractor’s obligations to protect, indemnify and hold harmless Company, its members, managers, officers, agents and employees or any entity affiliated or associated with any such member, manager, officer, employee or agent as herein provided.

29.8.	Company employees, representatives, and their family members (“Company Group”) are prohibited from engaging in activities with Contractors that promote the employee’s interest ahead of Company or otherwise create a conflict of interest. Examples of activities prohibited by Company Group include, but are not limited to:
29.8.1.	Accepting cash from a Contractor in any amount.

29.8.2.	Accepting anything valued at more than $25.00 from Contractor.

29.8.3.	Soliciting or accepting kickbacks, bribes, payments or loans from a Contractor.

29.8.4.	Holding a financial interest in a Contractor (other than a financial interest in a publicly traded corporation whose securities are quoted and traded in the public securities market).

29.8.5.	Divulging confidential or proprietary information about Company that is not integral to the product or service provided by Contractor.

29.8.6.	Accepting discounts (other than those available to the general public) on personal purchases from a Contractor.

29.8.7.	Circumventing or otherwise failing to comply with Company’s established policies governing the competitive bidding process.

29.8.8.	Any activity that takes unfair advantage of a Contractor through concealment, abuse of privileged or confidential information, misrepresentation or fraudulent behavior or cooperation with a Contractor to take unfair advantage of another party.
29.9.	The Company has established a toll-free 24-hour telephone line (the “Hotline”) for employees and Contracts to report possible violations of law or company policy. The number is 1-800-355-5549. All calls are confidential and employees or Contractors may choose to make their calls anonymously. There will be no retaliation against an employee or Contractor for reporting a suspected prohibited activity.
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30.	LIABILITY OF COMPANY
30.1.	Contractor agrees that its right to recover for any claim against the Company shall be limited solely to the assets of Company and, as part of the consideration for this Contract, Contractor hereby waives any and all rights to institute a legal proceeding or to assert a claim, in any manner, for any demand, cause of action, cost, expense, action, judgment or damage in any manner arising out of, or in connection with, this Contract, against any member, manager, officer, employee or agent of Company or against any entity affiliated or associated with any such partner member, manager, officer, employee or agent .
31.	EQUAL OPPORTUNITY
31.1.	Contractor agrees to comply with all of the requirements of 41 CFR Part 60-1 and the provisions of the standard clause prescribed there under dealing with equal employment opportunity (the “Equal Opportunity Clause”), which provisions of said standard clause are specifically incorporated herein by reference to have the same force and effect as if set out in their entirety.
32.	CERTIFICATION OF NON-STANDARD FACILITIES
32.1.	Contractor certifies that it does not maintain nor provide its employees any segregated facilities at any of its establishments, and that it does not permit its employees to perform their services at any location, under Contractor’s control, where segregated facilities are maintained. Contractor certifies further that it will not maintain or provide for its employees any segregated facilities at any of its establishments and that it will not permit its employees to perform their services at any location under Contractor’s control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause. As used in this certification, the term “segregated facilities” means any waiting rooms, work areas, rest rooms and wash rooms, restaurants, and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis or race, creed, color, age, or national origin, because of habit or custom or otherwise. Contractor further agrees that it will obtain identical certifications from proposed subcontractors prior to the award of a subcontract exceeding Ten Thousand and No/100 Dollars ($10,000.00) unless such subcontractors are exempt from the provisions of the Equal Opportunity Clause; and that Contractor will retain such certifications in his files.
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33.	HANDICAPPED WORKERS
33.1.	Contractor agrees to comply with all of the requirements of 41 CFR Part 60-741 and the provisions of the standard contract clause prescribed thereunder, dealing with the employment of qualified handicapped individuals, which provisions of said standard contract clause are specifically incorporated herein by reference to have the same force and effect as if set out herein in their entirety.
34.	DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA
34.1.	Contractor agrees to comply with all of the requirements of 41 CFR Part 60-250 and the provisions of the standard contract clause prescribed there under, dealing with the employment of qualified disabled veterans and veterans of the Vietnam Era, which provisions of said standard contract clause are specifically incorporated herein by reference to have the same force and effect as is set out herein in their entirety.
35.	CONTRACTOR ASSURANCES
35.1.	Unless exempted, Contractor hereby certifies that:
35.1.1.	It has adopted and implemented a written anti-drug plan that complies with the procedures and regulations as outlined in 49 CFR 199. Any and all employees, agents, subcontractors or consultants working for Contractor shall comply with Contractor’s plan.

35.1.2.	It understands, under penalty of law, the terms and conditions of the general National Pollutant Discharge Elimination System (NPDES) permit that authorizes the storm water runoff, and the requirements to reduce the environmental impact therefrom associated with the Scope of Work as herein described. Contractor shall certify its understanding of the forgoing in writing, and return such certification with the executed Contract.

35.1.3.	It has adopted and implemented a written Operator Qualification Plan as outlined in 49 CFR 192. Such plan is limited only to work covered and required under 49 CFR 192. Any and all employee’s agents, subcontractors or consultants who work for Contractor shall comply with such plan.
36.	COOPERATION WITH FINANCING
36.1.	Contractor will cooperate with any lenders of the Company and hereby consents to the collateral assignment of this Contract by the Company to such lenders. At the request of the Company, Contractor also will enter into a consent to assignment with the lenders regarding this
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Contract which will contain provisions that are typically provided to lenders, including giving the lenders financial information of Contractor reasonably satisfactory to the lenders, and copies of certain notices delivered to the Company under this Contract, and affording the lenders a right to cure the Company’s defaults under this Contract. Contractor will, at the Company’s request, execute and deliver such consents, assignments, certificates, opinions and other documents as the Company and any lender may reasonably require. Contractor agrees to cooperate with the Company in the negotiation and execution of any mutually agreeable, reasonable amendment or addition to this Contract required by any such lender. Contractor further agrees to provide such data, reports, certifications and other documents or assistance as may be reasonably requested by any such lender.
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Haynesville Expansion
Contractor Submittal
EXHIBIT B TO THE PIPELINE CONSTRUCTION CONTRACT
DATED
BETWEEN PRICE GREGORY INTERNATIONAL, INC.
AND
REGENCY INTRASTATE GAS LLC
UNIT PRICE SUMMARY

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
Generally applicable provisions:
All amounts are in US dollars.
All amounts are fixed for the duration of the project.
All amounts include labor, material, equipment, small tools, consumables, overhead, profit, taxes, and insurance.
SUBPART A1 — Basic Unit Prices: Pipeline Construction — 36-inch
1.	36” Elm Grove Pipeline Construction — (Estimated footage 110,352 feet)
The following costs per foot shall be applied for CONTRACTOR compensation for mainline pipeline construction utilizing Conventional Welding Process. CONTRACTOR shall comply with all requirements and procedures contained in the contract.

Mainline Installation of 36.000” OD x 0.500” WT, API-5L X70, in Quadruple Random Lengths (QRL), utilizing CONVENTIONAL WELDING.

Item		Quantity	Unit	$/Unit	Total
i.	Mobilization	1	LS	1,000,000.00	1,000,000.00

ii.	Demobilization	1	LS	200,000.00	200,000.00

iii.	Clearing of ROW & Temporary Workspace	110,352	LF	20.86	2,301,942.72
iv.	Grading of ROW & Temporary Workspace	110,352	LF	13.91	1,534,996.32
v.	Stringing	110,352	LF	6.95	766,946.40

vi.	Bending & Set Up	110,352	LF	4.17	460,167.84

vii.	Laying & Welding (Pipe Gang)	110,352	LF	20.86	2,301,942.72

viii.	Laying & Welding (Firing Line)	110,352	LF	20.86	2,301,942.72

ix.	Ditching	110,352	LF	20.86	2,301,942.72

x.	Coating Field Joints	110,352	LF	6.95	766,946.40

xi.	Lowering-In	110,352	LF	6.95	766,946.40

xii.	Tie-Ins	110,352	LF	6.95	766,946.40

xiii.	Backfill & Clean-up	110,352	LF	6.95	766,946.40

xiv.	Hydrostatic Test, Dewater & Clean	110,352	LF	2.78	306,778.56

	TOTAL UNIT COST (Excluding Mobilization & Demobilization)			$139.05	15,344,445.60

	TOTAL LAY COST (Including Mobilization & Demobilization)			$16,544,445.60

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
SUBPART A2 — Basic Unit Prices: Pipeline Construction — 36-inch
1.	36” Bienville Pipeline Construction — (Estimated footage 132,714feet)
The following costs per foot shall be applied for CONTRACTOR compensation for mainline pipeline construction utilizing Conventional Welding Process. CONTRACTOR shall comply with all requirements and procedures contained in the contract.

Mainline Installation of 36.000” OD x 0.500” WT, API-5L X70, QRL, utilizing CONVENTIONAL WELDING.

Item		Quantity	Unit	$/Unit	Total
i.	Mobilization	1	LS	1,000,000.00	1,000,000.00

ii.	Demobilization	1	LS	200,000.00	200,000.00

iii.	Clearing of ROW & Temporary Workspace	132,714	LF	20.86	2,768,414.04

iv.	Grading of ROW & Temporary Workspace	132,714	LF	13.91	1,846,051.74

v.	Stringing	132,714	LF	6.95	922,362.30

vi.	Bending & Set Up	132,714	LF	4.17	553,417.38

vii.	Laying & Welding (Pipe Gang)	132,714	LF	20.86	2,768,414.04

viii.	Laying & Welding (Firing Line)	132,714	LF	20.86	2,768,414.04

ix.	Ditching	132,714	LF	20.86	2,768,414.04

x.	Coating Field Joints	132,714	LF	6.95	922,362.30

xi.	Lowering-In	132,714	LF	6.95	922,362.30

xii.	Tie-Ins	132,714	LF	6.95	922,362.30

xiii.	Backfill & Clean-up	132,714	LF	6.95	922,362.30

xiv.	Hydrostatic Test, Dewater & Clean	132,714	LF	2.78	368,944.92

	TOTAL UNIT COST (Excluding Mobilization & Demobilization)			$139.05	18,453,881.70

	TOTAL LAY COST (Including Mobilization & Demobilization)			$19,653,881.70

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
SUBPART A3 — Basic Unit Prices: Pipeline Construction — 42-inch
1.	42” Mainline Construction Requirements — (Estimated footage 395,606 feet)
The following costs per foot shall be applied for CONTRACTOR compensation for mainline pipeline construction utilizing Conventional Welding Process. CONTRACTOR shall comply with all requirements and procedures contained in the contract.

Mainline Installation of 42.000” OD x 0.500” / 0.600” WT, API-5L X70, QRL, utilizing CONVENTIONAL WELDING.

Item		Quantity	Unit	$/Unit	Total
i.	Mobilization	1	LS	4,500,000.00	4,500,000.00

ii.	Demobilization	1	LS	500,000.00	500,000.00

iii.	Clearing of ROW & Temporary Workspace	395,606	LF	22.17	8,770,585.02

iv.	Grading of ROW & Temporary Workspace	395,606	LF	14.78	5,847,056.68

v.	Stringing	395,606	LF	7.39	2,923,528.34

vi.	Bending & Set Up	395,606	LF	4.43	1,752,534.58

vii.	Laying & Welding (Pipe Gang)	395,606	LF	22.17	8,770,585.02

viii.	Laying & Welding (Firing Line)	395,606	LF	22.17	8,770,585.02

ix.	Ditching	395,606	LF	22.17	8,770,585.02

x.	Coating Field Joints	395,606	LF	7.39	2,923,528.34

xi.	Lowering-In	395,606	LF	7.39	2,923,528.34

xii.	Tie-Ins	395,606	LF	7.39	2,923,528.34

xiii.	Backfill & Clean-up	395,606	LF	7.39	2,923,528.34

xiv.	Hydrostatic Test, Dewater & Clean	395,606	LF	2.96	1,170,993.76

	TOTAL UNIT COST (Excluding Mobilization & Demobilization)			$147.80	$58,470,566.80

	TOTAL LAY COST (Including Mobilization & Demobilization)			$63,470,566.80

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
Subpart B — Basic Unit Prices: Pipeline Construction — Miscellaneous
1.	Mainline Block Valve Installation

Provide labor and equipment to install one (1) prefabricated mainline block valve per the drawings, excluding all costs covered by Pay Item A, above. Lump sum costs shall include all clearing, grading, and site compaction to 95% proctor. Installation of valve assembly including all materials and services required for welding, sandblasting and coating of all girth welds utilizing field applied CONTRACTOR provided two-part epoxy. CONTRACTOR to further include any and all labor and equipment required for trench dewatering (excluding well points, trench shoring and sheet piling) if required.

Provided herein is the additional cost (above and beyond costs identified in Subpart A to install one (1) Mainline Block Valve.

a. 36” Mainline Block Valve Installation	$ 60,000.00	each

b. 42” Mainline Block Valve Installation	$ 75,000.00	each

2.	Launcher Installation

Provide labor and equipment to install one (1) prefabricated bi-directional Pig launcher/receiver (Trap) per the drawing, excluding all costs covered by Pay Item A, above. Lump sum costs shall include all clearing, grading and site compaction to 95% proctor. Installation of valve assembly including all materials and services required for welding, sandblasting and coating of all girth welds utilizing field applied CONTRACTOR provided two-part epoxy. CONTRACTOR to further include any and all labor and equipment required for trench dewatering (excluding well points, trench shoring and sheet piling) if required.
Provided herein is the additional cost (above and beyond costs identified in Subpart A to install a Pig Launcher.

a. 36” x42” Launcher Installation	$250,000.00	lump sum

b. 42” x48” Launcher Installation	$250,000.00	lump sum

3.	Receiver Installation
Provide labor and equipment to install one (1) prefabricated bi-directional Pig launcher/receiver (Trap) per the drawing, excluding all costs covered by Pay Item A, above. Lump sum costs shall include all clearing, grading and site compaction to 95% proctor. Installation of valve assembly including all materials and services required for welding, sandblasting and coating of all girth welds utilizing field applied CONTRACTOR provided two-part epoxy. CONTRACTOR to further include any and all labor and equipment required for trench dewatering (excluding well points, trench shoring and sheet piling) if required.

Provided herein is the additional cost (above and beyond costs identified in Subpart A to install a Pig Receiver.

a. 36” x42” Launcher Installation	$250,000.00	lump sum

b. 42” x48” Launcher Installation	$250,000.00	lump sum

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
4.	Installation of Site Specific Crossings

Perform all work necessary to fabricate and install crossings using the Horizontal Directional Drill (HDD) method. Per linear foot costs shall include all costs associated with a four (4) hour pretest and all required labor and equipment to support CONTRACTOR’s HDD subcontractor during drilling, reaming, pullback, tie-in and mobilization / demobilization operations for horizontal directional drills. Included in this price per foot cost shall be all costs associated with site preparation work (grading, clearing, bore pit excavation), traffic control, construction of access pads, boring, coating, pulling pipe into place, hydrostatic testing, drilling fluid disposal, and tie-in work. CONTRACTOR to further include any and all labor and equipment required for trench dewatering (excluding well points, trench shoring and sheet piling) if required. CONTRACTOR to include within unit pricing all clean-up of bore pit areas, removal of any temporary safety barriers and restoration of any impacted road ROW’s to pre-construction state. This unit price shall apply to all HDDs greater than 400 feet in length. This Pay Item will apply to all crossings required as part of the project or as a result of a permitting or regulatory requirement or at the request of COMPANY.

Provided herein is the additional cost per linear foot (above and beyond costs identified in Subpart A) to install an HDD.

a. 36.000” OD x 0.688” WT HDD	$610.00	per linear ft

b. 42.000” OD x 0.720“/0.750” WT HDD	$710.00	per linear ft

5.	Installation of Bored Crossings

Perform all work necessary to fabricate and install uncased conventionally bored / mini-HDD crossings. Per linear foot costs shall include all all required labor and equipment to support CONTRACTOR’s subcontractor during drilling, reaming, pullback, tie-in and mobilization / demobilization operations for bored crossings. Included in this price per foot cost shall be all costs associated with site preparation work (grading, clearing, bore pit excavation), traffic control, construction of access pads, boring, coating, pulling pipe into place, drilling fluid disposal, and tie-in work. CONTRACTOR to further include any and all labor and equipment required for trench dewatering (excluding well points, trench shoring and sheet piling) if required. CONTRACTOR to include within unit pricing all clean-up of bore pit areas, removal of any temporary safety barriers and restoration of any impacted road ROW’s to pre-construction state. This unit price shall apply to all bores / mini-HDDs under 400 feet in length. This Pay Item will apply to all crossings required as part of the project or as a result of a permitting or regulatory requirement or at the request of COMPANY.

Provided herein is the additional cost per linear foot (above and beyond costs identified in Subpart A) to install a Bored Crossing.

a. 36.000” OD x 0.688” WT Bore	$525.00	per linear ft

b. 42.000” OD x 0.720“/0.750” WT Bore	$625.00	per linear ft

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
6.	Topsoil Conservation

CONTRACTOR to provide labor and equipment to separate topsoil as required, per the Environmental Construction Plan and Procedures, landowner line list requirements or as directed by the COMPANY representative.

Provided herein is the additional cost per lineal foot (above and beyond costs identified in Subpart A) to separate topsoil per requirements defined within this RFP, or as directed by COMPANY.

a. Ditch line only to a max. depth of 12”	$2.00	per linear ft

b. Ditch line and Spoil side to a max. depth of 12”	$2.75	per linear ft

c. Full ROW width to a max. depth of 12” (75’ Wide ROW)	$3.75	per linear ft

d. Full ROW width to a max. depth of 12” (100’ Wide ROW)	$4.25	per linear ft

e. Full ROW width to a max. depth of 12” (125’ Wide ROW)	$4.75	per linear ft

7.	Extra Depth Ditch

For excavation of the trench and subsequent backfilling for pipe below the depth provided for in the Contract Documents, and as specifically directed by COMPANY’s Representative and not as convenience to the CONTRACTOR due to clearance requirements for underground appurtenances or extra depth required to cross ditches, creeks, rivers, etc.

Provided herein is the additional cost per unit (above and beyond costs identified in Subpart A) to provide extra depth ditch as directed by COMPANY.

a. For 12” more than specified — 36-inch	$1.50	per linear ft

b. For 12” more than specified — 42-inch	$1.75	per linear ft

c. For 24” more than specified — 36-inch	$3.00	per linear ft

d. For 24” more than specified — 42-inch	$3.50	per linear ft

e. For 36” more than specified — 36-inch	$9.00	per linear ft

f. For 36” more than specified — 42-inch	$12.00	per linear ft

8.	Cathodic Test Stations

Furnish and install cathodic test stations, excluding all costs covered by Pay Item A, above. COMPANY to provide all test station material including conduit, condulet, #12 and #8 THHN color coated wires and termination box. CONTRACTOR shall provide all labor, equipment and materials excluding test stations and reference cells and including posts, concrete, cadweld to complete the installation and to repair any damage to pipeline coating during cadweld operations.

Provided herein is the additional cost per unit (above and beyond costs identified in Subpart A) to install cathodic protection test stations

Install cathodic test stations	$500.00	each

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
9.	Line Marker Signs

Provide labor and equipment to install permanent pipeline marker signs (COMPANY to furnish signs only). CONTRACTOR to provide all materials including posts and mounting hardware to install COMPANY supplied warning signs in accordance with standards contained in the construction details.

Provided herein is the additional cost per unit (above and beyond costs identified in Subpart A) to install line marker signs.

Install Line Marker	$150.00	each

10.	Geometry / Bend Verification Tool

CONTRACTOR to contract with and perform all work necessary to contract qualified internal inspection company to run a geometry/bend verification tool upon completion of construction activities. CONTRACTOR to provide all labor, 3rd party services, equipment and materials to install, maintain and perform pig run. (TD Williamson, ENDURO and Precision Pigging are approved vendors.)

Provided herein is the additional cost (above and beyond costs identified in Subpart A) to perform geometry / bend verification tool run.

a. 36-inch Geo-Tool — Elm Grove	$120,000.00	each

b. 36-inch Geo-Tool — Bienville	$120,000.00	each

c.. 42-inch Geo-Tool	$150,000.00	each

11.	Loading, Hauling and Stockpiling / Dumping

For furnishing labor, equipment and transportation to remove and dispose of surplus and extraneous materials, as directed by COMPANY, a price of:

a. Load and haul up to 1-mile and unload/dump/stockpile Surplus materials:	$45.00	per ton

b. Load and haul up to 1-mile and unload/dump/stockpile Surplus materials:	$45.00	per ton

c. Additional miles to Item 11a above:	$3.00	per mile

d. Additional miles to Item 11b above	$3.00	per mile

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
Subpart C — Special Unit Prices: Extra Work Only
ROW / Land Owner Special Requests

1.	Permanent Right-of-Way Fence Gates

For furnishing labor and material for the installation of permanent right-of-way fence gates (above and beyond costs identified in Subparts A & B) per COMPANY’s specifications, a price of:

a. Up to 16’ Aluminum Gate (Single)	$1,200.00	each

b. Up to 16’ Aluminum Gate (Double)	$2,400.00	each

c. Up to 16’ Steel Tube Gate (Single)	$3,600.00	each

d. Up to 16’ Steel Tube Gate (Double)	$6,000.00	each

e. Up to 16’ Game Fence Gate (Double)	$12,000.00	each

2.	Permanent Pipe Cattle Guard

For furnishing labor and material for the installation of permanent pipe cattle guard (above and beyond costs identified in Subparts A & B) per COMPANY’s specifications, a price of:

a. 3” diameter pipe	$7,500.00	each

b. 4” diameter pipe	$8,500.00	each

3.	Fencing

CONTRACTOR shall supply all labor, equipment and materials to perform additional fencing/temporary gates as directed by COMPANY Representative. This pay item includes temporary and permanent fence/gate work and fence repair/replacement on the pipeline ROW impacted by construction activities.

a. Permanent smooth-wire fencing	$4.00	per linear ft

b. Permanent Barbed 4-wire fencing	$5.75	per linear ft

c. Permanent Game Fence	$15.00	per linear ft

4.	Mulching

For providing labor, materials and equipment for mulching as directed by the COMPANY. Provided herein is the additional cost per lineal foot (above and beyond costs identified in Subparts A & B) to mulch the ROW.

$20.00	per linear ft

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
5.	Seeding

For providing labor, materials and equipment for seeding (COMPANY to provide seed mixture applications), a price of:

a. Drilled	$600.00	per acre

b. Broadcast	$550.00	per acre

c. Hydroseeded	$3,500.00	per acre

6.	Livestock Crossing

Landowner requirements may necessitate cross trench access for their livestock. The CONTRACTOR will provide an untrenched crossing (with break in strung pipe) for such livestock while the trench is open. The livestock must be able to move safely from one side of the ROW to another. Temporary fence costs associated with protecting livestock from the trench will not be included in this unit pay item but in the temporary fencing pay items below. COMPANY representative must authorize and direct this work in order for payment to be considered, a price of:

$7,500.00	each

Permanent / Temporary ROW Access

7.	All Weather Access Road

CONTRACTOR to provide labor and equipment, as required, to install an all weather access road comprised of 6” watered in and compacted select road material being 15 feet in width. CONTRACTOR costs should be inclusive of all 3rd party costs, labor, equipment and materials.

Provided herein is the additional cost per lineal foot (above and beyond costs identified in Subparts A & B) to install an all weather access road as directed by COMPANY.

a. All Weather Access Road	$50.00	per linear ft

b. 12” Corrugated Galvanized Culvert	$3,500.00	each

Safety

8.	Safety Fencing

For furnishing labor and materials for the installation, maintenance and final removal and disposal of high-visibility orange safety fencing materials, as directed by COMPANY, for protection of sensitive environmental areas or in accordance with landowner requests, but NOT including fencing required at excavations.

Provided herein is the additional cost per linear foot (above and beyond costs identified in Pay Item A1-1) to install safety fencing.

$5.50	per linear ft

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
Environmental Best Management Practices (BMPs)

9.	Silt Fence

For furnishing, installing, maintaining and where applicable, final removal and disposal of silt fences in accordance with all applicable standards and requirements contained herein, or as directed by COMPANY.

Provided herein is the additional cost per linear foot (above and beyond costs identified in Subparts A & B) to install silt fencing.

$6.50	per linear ft

10.	Water Filtration Bags

For furnishing labor and materials for the installation, maintenance, cleaning and final removal and disposal of water filtration bags, a price of:

$500.00	each

11.	Staked Straw Bales

For furnishing, installing, maintaining and where applicable, final removal and disposal of straw or hay bales in accordance with all applicable standards and requirements contained herein, or as directed by COMPANY.

Provided herein is the additional cost per unit (above and beyond costs identified in Subparts A & B) to install staked straw bales.

$18.00	each

Erosion Control

12.	Jute or Curlex Matting for Erosion Control

For providing labor, materials and equipment for installing the following as directed by COMPANY.

Provided herein is the additional cost per square yard (above and beyond costs identified in Subparts A & B) to install jute or Curlex matting.

a. Jute Mat: Type SC 150	$6.00	per sq. yard

b. Jute Mat: Type DS 150	$6.50	per sq. yard

c. Curlex Mat	$6.50	per sq. yard

13.	Permanent Slope Breakers

For furnishing labor, equipment and materials for the installation of permanent slope breakers (water interceptor channels), in accordance with all applicable standards and requirements contained herein, or as directed by COMPANY.

Provided herein is the additional cost per lineal foot (above and beyond costs identified in Subparts A & B) to install permanent slope breakers.

$3.00	per linear ft

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
14.	Trench Breakers

For furnishing, installing and maintaining complete sack/ditch breakers in accordance with the standards and requirements contained herein. This cost shall not include bags used to bench the pipeline (any bags required for benching shall be included within the base lay price in Subpart A above).

Provided herein is the additional cost per unit (above and beyond costs identified in Subparts A & B) to install trench breakers.

a. Using sacks with 1/2 cu. ft. of earth	$3,600.00	each

b. Using 3 parts sand to 1 part cement in 1/2 cu. ft. sacks	$4,000.00	each

c. Using polyurethane breakers	$3,500.00	each

15.	Rip Rap

For furnishing and installing rip rap for erosion control as determined by COMPANY, a price of:

$70.00	ton

Site Preparation

16.	Concrete Supports

For furnishing labor, equipment and material for reinforced concrete supports or rest blocks for the pipeline.

Provided herein is the additional cost per unit (above and beyond costs identified in Subparts A & B) to fabricate and install the supports.

a. Concrete Inplace	$1,200.00	per cu yd

17.	Geotextile Underlayment

For furnishing labor and materials for the installation, maintenance and final removal and disposal of rolled stabilization material (LINQ GTF 200 or COMPANY approved equal), a price of:

$5.50	per. sq. yd

18.	Crushed Rock — Excluding Removal

For furnishing, placing, spreading, and compacting of select crushed rock — SB-2 or equivalent for permanent applications as directed by COMPANY, a price of:

$50.00	per ton

19.	Crushed Rock — Including Removal

For furnishing, placing, spreading and final removal of select crushed rock — SB-2 or equivalent for temporary applications and as directed by COMPANY, a price of:

$70.00	per ton

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
20.	Sheet Piling

For furnishing, installing, maintaining, and removing sheet piling as directed by COMPANY, a price of:

a. Installed up to 20’ depth (tamped or pushed)	$700.00	per linear ft

b. Installed up to 40’ depth (driven)	$1,000.00	per linear ft

21.	Well Points

For furnishing, installing and removing on complete Well Point system consisting of one pump, up to 75 points, and associated pipe and fittings as directed by COMPANY, a price of:

a. Furnish, Install, & Remove	$20,000.00	each

b. Daily Operating Cost	$2,500.00	per day

Miscellaneous Pipeline Construction

22.	Bags — Minimum 1/2 cubic feet

For furnishing, placing and maintaining sand filled bags, as directed by COMPANY, a price of:

$7.50	each

23.	Sprayed Polymer Coating (Powercrete or COMPANY approved Equal)

For furnishing all labor, equipment and materials as directed by COMPANY (COMPANY to furnish pipe) to coat pipe with polymer coating in accordance with COMPANY’s specifications, a price of:

a. 36” Pipe	$21.00	per linear ft

b. 42” Pipe	$25.00	per linear ft

24.	Re-bevel Damaged Pipe

CONTRACTOR to provide all labor, equipment and materials to re-bevel pipe ends prior to accepting pipe. This does not include any damage found after the CONTRACTOR has accepted delivery of the pipe. Re-beveling resulting from CONTRACTOR damage or negligence are the CONTRACTOR’s responsibility and costs for such should have been included in CONTRACTOR’s base lay price.

a. 36” Pipe	$400.00	each

b. 42” Pipe	$500.00 each

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
25.	Set-On Weights

Provide labor and equipment to haul and install COMPANY provided set-on weights. CONTRACTOR unit costs shall include all necessary labor, transportation, materials and equipment associated with installation of set-on weights. Provided herein is the additional cost per unit (above and beyond costs identified in pay item A) to install set-on weights.

a. 36” Saddle Bag Weight	$1,200.00	each

b. 42” Saddle Bag Weight	$1,500.00	each

c. 36” Concrete Weight	$1,000.00	each

d. 42” Concrete Weight	$1.300.00 each

26.	Mats

For furnishing, installing and removing mats as required, to complete pipeline installation. Provided herein is the additional cost per unit (above and beyond costs identified in pay item A to install mats.

a. 4’ x 8” x 16’ (Dragline Mat)	$580.00	each

b. 8’ x 6” x 16’ (Three Ply Laminated)	$580.00	each

27.	Extra Welds

CONTRACTOR shall provide all labor, equipment and materials for extra welds as directed by COMPANY Representative. Price includes all work to cut-out weld, re-bevel pipe ends, re-weld and NDT services (2 cuts, 2 re-bevels and 1 weld). Extra welds resulting from CONTRACTOR damage or negligence are the CONTRACTOR’s responsibility and costs for such should have been included in CONTRACTOR’s base lay price. Extra welds subject to this pay item are as follows:
▪	Dent or gouge in pipe must be identified prior to taking receipt.

▪	COMPANY Request

a. 36” Pipe	$4,200.00	each

b. 42” Pipe	$5,500.00	each

28.	Induction Bends

CONTRACTOR shall provide all labor, equipment and materials to install COMPANY supplied induction bends.

a. 36” Horizontal Induction Bend	$4,200.00	each

b. 42” Horizontal Induction Bend	$5,500.00	each

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
29.	Foreign Pipeline Crossing (Unidentified)

For furnishing labor and equipment for locating and crossing unidentified foreign pipelines crossings in accordance with Regency requirements included herein. CONTRACTOR costs shall include notification of foreign pipeline / utility operator and compliance with any site specific requirements of foreign pipeline/utility operator. Further, CONTRACTOR’s cost shall include all costs associated with coating repairs of foreign pipeline/utility crossing, extra depth required for crossing separation, trench dewatering (excluding sheet piling, shoring and well pointing) if required.

Provided herein is the additional cost per unit (above and beyond costs identified in Subpart A) to cross unknown foreign pipelines

a. 36” Pipe	$22,000.00	each

b. 42” Pipe	$24,000.00	each

30.	Open Cut Water Body Crossing

For furnishing labor and equipment for crossing water bodies, to a maximum depth of 15’, via the open cut method in accordance with Regency requirements.

Provided herein is the additional cost per unit (above and beyond costs identified in Subpart A) to cross creeks/water bodies

a. 1-10’ in Width	$24,000.00	each

b. 11-30’ in Width	$48,000.00	each

c. 31-60’ in Width	$100,000.00	each

d. 61-100’ in Width	$200,000.00	each

31.	Rock Ditch

RESERVED

32.	Pipeline Padding / Rock Free Backfill

RESERVED

33.	Rock Shield

RESERVED

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
34.	Construction Crew “Move Around”

If one of the CONTRACTOR’s crews is unable to continue working due to one of the following occurrences:
▪	Failure of COMPANY to obtain ROW

▪	Failure by COMPANY to obtain a road crossing permit

▪	Failure of COMPANY to obtain a railroad crossing permit

▪	Failure of COMPANY to provide needed materials

▪	COMPANY Request
Then and only then, will the CONTRACTOR be compensated per crew move around pay items below. All other move arounds are at CONTRACTOR’s risk and expense. The costs listed below are in addition to the base lay price in Subpart A.

a. Clearing & Grading	$38,000.00	per crew move around

b. Stringing	$16,000.00	per crew move around

c. Bending & Set up	$10,000.00	per crew move around

d. Laying & Welding — Pipe Gang	$45,000.00	per crew move around

e. Laying & Welding — Firing Line	$35,000.00	per crew move around

f. Ditching	$17,000.00	per crew move around

g. Coating	$9,000.00	per crew move around

h. Lowering In	$20,000.00	per crew move around

i. Tie-Ins	$20,000.00	per crew move around

j. Backfill & Clean-up	$23,000.00	per crew move around

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
35.	Construction Crew Stand-by Rate

If one of the CONTRACTOR’s crews is unable to continue working due to one of the following occurrences:
▪	Failure of COMPANY to obtain ROW

▪	Failure by COMPANY to obtain a road crossing permit

▪	Failure of COMPANY to obtain a railroad crossing permit

▪	Failure of COMPANY to provide needed materials

▪	COMPANY Request
If the CONTRACTOR’s crews have completed any and all other pipeline work and are unable to complete the work and CONTRACTOR is held up at no fault to the CONTRACTOR. Then and only then, will the CONTRACTOR be compensated per the pay items below. All other losses of production are at CONTRACTOR’s risk and expense. The costs listed below are in addition to the base lay price in Subpart A.

a. Clearing & Grading	$71,000.00	per day

b. Stringing	$32,000.00	per day

c. Bending & Set up	$17,000.00	per day

d. Laying & Welding — Pipe Gang	$75,000.00	per day

e. Laying & Welding — Firing Line	$75,000.00	per day

f. Ditching	$32,000.00	per day

g. Coating	$18,000.00	per day

h. Lowering In	$34,000.00	per day

i. Tie-Ins	$34,000.00	per day

j. Backfill & Clean-up	$46,000.00	per day

k. HDD Crew / Support	$75,000.00	per day

Notwithstanding anything herein to the contrary, if the CONTRACTOR’s clearing crews are unable to continue working from the 36” Bienville Loop to the 42” Winnsboro Loop, the CONTRACTOR will be compensated at $33,500.00 per day until the clearing crews resume work on the 42” Winnsboro Loop and this amount shall be the sole and exclusive compensation for any delays so caused.

36.	Equipment Rentals and Equipment Rate Schedule

With respect to “Extra Work — Changes” as noted in Contract Documents wherein the Contract Price shall be adjusted on a Force Account Work basis, for applicable equipment, the individual classifications and rates for all equipment to be used for which the CONTRACTOR will be compensated shall be limited to the classifications and rates listed on the Equipment Rate Schedule set forth herein by CONTRACTOR.

Such rates cover and include all charges for the use of equipment on a fully maintained basis, excluding only operating labor, but expressly including all gasoline, oil, grease and

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
other fuel, supplies, repair parts, repair labor, taxes, license fees, rentals, supervision, overhead and profit and all other costs incident to the use of equipment to be furnished by CONTRACTOR.
37.	Performance Bond and Payment Bond:
37.1	In the event COMPANY elects to require CONTRACTOR to obtain Performance and/or Labor and Material Bond(s) for this Agreement, COMPANY shall notify CONTRACTOR of COMPANY’s election upon execution of this Agreement, and CONTRACTOR shall furnish to COMPANY, within ten (10) days of such notice and prior to commencing the Work, a Performance Bond, a Payment Bond, and/or Labor and Material Bond(s), premium for said bond(s) to be paid by COMPANY, in form satisfactory to COMPANY in a dollar amount equal to the total estimated value under this Agreement, with surety approved and writing agency approved by COMPANY, which bond(s) shall guarantee and be conditioned that CONTRACTOR will faithfully perform promptly and with due diligence all of the terms and provisions of this Agreement (which shall be incorporated by reference into said bond). Said guarantee shall include the faithful and diligent performance of all of the undertakings, obligations and liabilities of CONTRACTOR or any authorized Subcontractors, arising hereunder, and further guarantee COMPANY against loss by reason of breach or default in the performance of any obligations by CONTRACTOR or any authorized Subcontractor. CONTRACTOR shall have no claim to any refund which may become payable for any premium or any part of a premium or premiums paid by COMPANY for any bond hereunder.

37.2	No alteration, prepayment, delay, change, amendment, extension or addition which may be made in the terms of this Agreement or in the specifications agreed to between COMPANY and CONTRACTOR and no forbearance on the part of COMPANY shall operate to relieve any surety from liability on this bond, and notice to surety of any of the same is specifically waived.

37.3	It is intended that the bond or bonds to be furnished to COMPANY by CONTRACTOR or hereunder and the insurance to be carried by CONTRACTOR shall protect COMPANY, its parent and affiliated companies, their directors, officers, employees, and agents, against any and all liability on liquidated and unpaid claims; provided, however, that in case any claims are outstanding against CONTRACTOR, COMPANY at its option, may retain from any money due CONTRACTOR for the Work, a sufficient amount to indemnify it against loss by reason of such claims; provided further, that if COMPANY pays CONTRACTOR all sums of money due it hereunder, the bond(s) furnished by CONTRACTOR to COMPANY hereunder shall continue in full force and effect and protect COMPANY strictly in accordance with its terms, notwithstanding such payments by COMPANY to CONTRACTOR .

a. Performance Bond Cost	$15.00	per $1,000

b. Letter of Credit Cost	$N/A	per $1,000

CONTRACTOR Initials:
COMPANY Initials:

Haynesville Expansion
Contractor Submittal
Additional Proposal Information and Response Checklist

Force Account Work — Labor and Equipment Rate Sheets Attached	[ ]

Organization Chart Attached	[ ]

Resumes Attached	[ ]

Manpower Schedule Attached	[ ]

Construction Equipment List Attached	[ ]

Sub-Contractors List Attached	[ ]

Detailed Construction Schedule Attached	[ ]

Safety Record & Insurance Certificate Attached	[ ]

Drug & Alcohol Policy Attached	[ ]

Workload & Commitments Attached	[ ]

Site Investigation & Representation Attached	[ ]

CONTRACTOR Price Gregory International, Inc.

ADDRESS 15660 N Dallas Pkwy., Suite 300, Dallas, TX 75248

PHONE 972-858-8800		FAX 972-858-7871

BY		DATE 7/28/08

C. S. Hardwick, Jr.

TITLE Sr. Vice President

CONTRACTOR Initials:
COMPANY Initials:

EXHIBIT C TO THE PIPELINE CONSTRUCTION CONTRACT
DATED
BETWEEN PRICE GREGORY INTERNATIONAL, INC.
AND
REGENCY INTRASTATE GAS LLC
SCOPE OF WORK
Exhibit C

1.0	GENERAL

All labor, materials, and other goods and services supplied or performed in accordance with this scope of work (“SOW”) shall be provided in accordance with Pipeline Construction Contract between Price Gregory International, Inc. (Contractor) and Regency Intrastate Gas LLC (COMPANY). All capitalized terms used herein shall have the meaning set forth in the Special Provisions to the Contract or in Exhibit A, to the Contract, General Conditions. This SOW shall constitute Exhibit C to the Contract.

All Work performed under this SOW shall be carried out in a safe, responsible, and workmanlike manner. CONTRACTOR shall maintain an alcohol and drug free work force for this project. COMPANY Representatives may require additional measures as deemed necessary to ensure safety of life, property, or the environment.

Any Work subcontracted by CONTRACTOR shall be subject to the approval of COMPANY. CONTRACTOR shall utilize employees and subcontractors that are competent and have sufficient knowledge of the code requirements and experience in their field to construct a safe, operable pipeline in compliance with applicable codes and standards.

COMPANY is not responsible for loss of livestock or accidents during the course of this project. Appropriate measures shall be taken in accordance with all state and federal regulations to prevent adverse impact to areas of archaeological or historical significance. Should an area of potential archaeological or historical significance be discovered during construction, construction activity shall stop immediately at the location, and the COMPANY shall be immediately notified. CONTRACTOR shall be compensated only for the crew(s) involved in the shutdown and only for the cost to move around the site if construction can be continued.

CONTRACTOR shall submit a copy of its CONTRACTOR’s Safety Manual for review by COMPANY. Failure of CONTRACTOR to adhere to CONTRACTOR’s or COMPANY’s Safety Practices for any reason, will constitute grounds for dismissal of the personnel in violation, or CONTRACTOR if applicable.

CONTRACTOR shall provide all necessary personal protection equipment (hard hats, safety glasses, work boots, etc.) to be worn by all personnel while performing the Work. CONTRACTOR shall provide first aid facilities, equipment, and personnel for treating injuries. CONTRACTOR’s employees must wear shirts and long pants while performing the Work. The wearing of shorts, cutoffs, sandals, etc. is prohibited. Flame resistant clothing (FRC) is required when working inside any COMPANY facility or a location designated by COMPANY All accidents or injuries incurred by CONTRACTOR’s employees while performing the Work must be reported by the affected employee to a supervisor, who must notify a COMPANY Representative of the accident or injury immediately. A preliminary safety incident report shall be provided to a COMPANY Representative as soon as possible. A fully documented safety incident report shall be completed within 24 hours. CONTRACTOR is responsible for providing proper medical coverage and emergency transportation for all employees under its control.
Exhibit C

CONTRACTOR’s personnel are prohibited from fighting or any “horseplay” while performing the Work and are prohibited from bringing any firearms, drugs, or alcoholic beverages to the work-site. No smoking shall be allowed at any COMPANY facilities or rights-of-way except in approved designated areas.

Dry chemical fire extinguishers shall be provided by the CONTRACTOR at all times on the job site. It is the responsibility of the CONTRACTOR to provide an adequate number of dry-chemical fire extinguishers when workers are in any areas that may contain fire hazards (including pipeline excavations, confined spaces, spill sites, etc.) These extinguishers shall be filled and maintained by CONTRACTOR in accordance with manufacturer’s guidelines. The CONTRACTOR shall provide adequate fire watch during the pipeline construction to prevent any grass fires that may ignite. All costs relating to the necessary equipment (water truck, etc.) shall be included in the CONTRACTOR’s bid submission.

It is the responsibility of the CONTRACTOR to develop a Hazard Communication Plan and to inform its employees of the protective measures for working safely with the chemical substances that may be encountered on the job. CONTRACTOR shall be responsible for supplying all Material Safety Data Sheets (MSDS) for materials supplied and used on this job, as well as for materials in any nearby facility or parallel pipeline(s). A copy of all MSDSs for CONTRACTOR furnished materials shall be submitted to the COMPANY Representative. A copy of all MSDSs shall be maintained on the job site at all times.

All hazardous wastes shall be disposed of through a licensed hazardous waste disposal firm. All waste streams shall be identified prior to commencement of the Work. No open hazardous waste containers may be installed indoors. All hazardous waste containers must be placed within containment.

The Work to be performed consists of all activities necessary for the construction of the following:
Elm Grove Pipeline Construction — Installation of approximately 21 miles of 36”, O.D. x 0.500” W.T. and 0.688” W.T. API 5L X-70, steel high pressure gas pipeline from the Elm Grove Plant to the Woodardville Valve Station.
Bienville Loop Construction — Installation of approximately 25 miles of 36”, O.D. x 0.500” W.T. AND 0.688” W.T. API 5L X-70, steel high pressure gas pipeline from the Woodardville Valve Station to tie-in point on the existing Regency 30” Winnsboro Header (Bear Creek Valve Station).
Winnsboro Loop Construction — Installation of approximately 75 miles of 42”, O.D. x 0.500” W.T. AND 0.600” W.T. AND 0.720” W.T. API 5L X-70, steel high pressure gas pipeline from the Bear Creek Valve Station to the existing Regency-Columbia Gulf Meter Station.
Exhibit C

1.1	NOTIFICATIONS

The CONTRACTOR is required to notify COMPANY one (1) week prior to commencing any phase of the Work as detailed in these Specifications. The CONTRACTOR shall also keep COMPANY Representative informed regarding the location of all work crews, on a daily basis, as well as immediately notify COMPANY Representative regarding work stoppages or shutdowns.

The CONTRACTOR shall notify, in writing, both COMPANY Representative and the authority having jurisdiction over any road, railway, canal, drainage ditch, river, foreign pipeline, or other utility, at least 48 hours (excluding Saturdays, Sundays, and Statutory Holidays), or as specified on the applicable permit(s), prior to commencement of pipeline construction, in order that the said authority may appoint an Inspector to ensure that the crossing is constructed in a satisfactory manner. Copies of the written notification shall be forwarded to COMPANY Representative. The CONTRACTOR shall also make personal contact with authority’s representative, allowing sufficient time to permit an Inspector to be present at the crossing site, at the time of commencement of construction.

Prior to starting the Work, the CONTRACTOR shall notify all utilities within the area using the respective state’s One Call System. Federal or State Departments of Transportation and County road departments may also require a Certificate of Insurance from the CONTRACTOR specifying certain minimum insurance coverage for work at road crossing sites, which CONTRACTOR shall provide in accordance with all applicable rules and regulations..

COMPANY will assume the cost of third party inspection by the owner / operator of a foreign pipeline or other utility crossings to the extent that inspection is required for the actual installation of a crossing. However, when personnel are mobilized to a particular crossing site and the foreign pipeline or other utility crossing installation is delayed or postponed by the CONTRACTOR, the CONTRACTOR shall be responsible for any and all third party inspection costs and expenses incurred.

The CONTRACTOR shall make arrangements for the movement of pipe, other materials and all equipment on county / State roads with the appropriate parish / State officials before hauling commences.

The CONTRACTOR shall ensure that it is aware of all state and parish weight restriction by-laws in force and that these by-laws are strictly adhered to. The CONTRACTOR will secure and comply with necessary permits to haul materials and equipment to complete the Work. The CONTRACTOR shall repair and pay for any damage done to any road that crosses the ROW due to CONTRACTOR’s negligence.
Exhibit C

The CONTRACTOR may be required by the Railway Companies to corporately execute an Acknowledgment of Liability to the Railway, COMPANY and to third parties for damage, injuries, and death resulting from the CONTRACTOR’s operations. The Railway Companies may also require a Certificate of Insurance specifying certain minimum insurance coverage for work at the railway crossing sites and that the Railway and COMPANY be named as an Insured.

CONTRACTOR shall immediately notify COMPANY Representative of any instance of non-compliance with these specifications.

CONTRACTOR shall immediately notify COMPANY Representative of any spill of a potentially hazardous substance.

CONTRACTOR shall immediately notify COMPANY Representative if potentially contaminated soils are encountered.

CONTRACTOR shall immediately notify COMPANY Representative of the discovery of previously unreported historic property, other significant cultural materials, or suspected human remains uncovered during pipeline construction activities.

At least five working days prior to commencing hydrostatic testing activities, CONTRACTOR shall notify COMPANY Representative of any changes in the detailed test plan regarding intent to appropriate water from, or discharge water to, specific water bodies for the purpose of hydrostatic testing or to appropriate water for directional drilling.

1.2	RECORDS

Pipeline Safety Regulations (U.S. Department of Transportation) and Regulatory Agency regulations require that COMPANY preserve certain records and file as-constructed drawings of the pipeline facilities. CONTRACTOR shall cooperate with development and documentation of records as requested by COMPANY Representative.

CONTRACTOR shall keep and furnish complete records of all phases of the hydrostatic testing program. CONTRACTOR shall record on a daily and monthly basis, water used for horizontal directional drills.

CONTRACTOR shall -provide adequate notice to COMPANY Representative, prior to beginning trench dewatering activities so COMPNAY may record the date, time, location, total volume, maximum rate, and methods of all water discharged to the ground or surface water in association with trench dewatering, as required.
Exhibit C

CONTRACTOR shall provide an electronic as-built report for each horizontal directional drill and also provide documentation for horizontal and guided bores.

CONTRACTOR shall maintain an inventory and use record for all explosives and detonating caps which shall be reconciled at the end of each working day, and shall include the number of misfires and their disposition. The inventory and use record shall be available for inspection by COMPANY and jurisdictional authorities at all times.

CONTRACTOR shall complete a Caliper Survey Report detailing the time and activities for completing the caliper surveys. The report shall include a summary review/analysis of all findings and/or actions resulting from the caliper pig survey.

CONTRACTOR shall remove seed labels, as each bag is emptied, and submit the labels to COMPANY Representative at the time of seeding.

CONTRACTOR shall provide written acknowledgement from appropriate State / parish road/bridge authorities acknowledging their satisfaction with conditions of roads and bridges after movement of equipment at roads/bridges crossed by the ROW by CONTRACTOR as a condition of retainage payment.

1.3	RIGHT-OF-WAY AND APPROVED WORK AREA

COMPANY will provide a permanent right-of-way within which the pipeline system shall be located and installed. For the CONTRACTOR’s construction operations, COMPANY will provide additional temporary work-space, as specified in Right-of-Way Agreements or as shown on the Project Drawings. COMPANY will typically provide a 110 foot wide construction right-of-way for 36”, typically comprised of a 50-foot wide permanent easement, a 50-foot wide temporary work-space on working side and a 10-foot wide temporary work-space on spoil side overlapping COMPANY’s existing easement on the 36” Bienville Loop. COMPANY will typically provide a 125-foot wide construction right-of-way for 42” typically comprised of a 50-foot wide permanent easement, a 60-foot temporary work-space on wide working side and a 15-foot wide temporary work-space on spoil side overlapping COMPANY’s existing easement during the installation phase of the pipeline. All Work shall be conducted within the approved construction right-of-way and temporary extra work-space limits. Additional extra work-spaces will be provided at road crossings, water body crossings, wetland crossings and railroad crossings as depicted on the Project Drawings. Any activities conducted outside the approved construction right-of-way may result in immediate TERMINATION of the parties involved. No clearing, grading or other construction activities shall occur outside approved, surveyed and flagged or staked work areas without prior written approval from COMPANY Representative. Unless previously authorized in writing by COMPANY Representative, all costs for damages of any kind or character whatsoever resulting from the use of further temporary work-space shall be borne by the CONTRACTOR.
Exhibit C

The Special ROW Provisions provides detailed instructions concerning access, right-of-way clearing and restoration. The CONTRACTOR shall be controlled and bound by any and all provisions or instructions contained in the Special ROW Provisions.

The CONTRACTOR shall be responsible for preparing the permanent right-of-way, the temporary work-space and any site access for construction. This Work preparation includes but is not limited to clearing timber and brush, grading where required, erecting temporary fences, gaps and barricades, installing ramps, culverts, etc. The CONTRACTOR shall maintain all temporary fences and gates. In addition, the CONTRACTOR shall be responsible for carefully dismantling and restoring all fencing at any existing fence line, foreign pipeline or utility facilities.

The CONTRACTOR shall note that work-space may be limited wherever physical barriers exist (i.e. trees, buildings, ponds, aboveground structures, etc.) or in sensitive areas as described in the Contract Documents, the Special ROW Provisions and the Drawings. These barriers may limit the full availability of the work-space. The CONTRACTOR shall allow for such partial restrictions and plan its operations accordingly. The work-space that has been arranged by COMPANY is shown on the Project Drawings and/or in the Special ROW Provisions.

All approved access roads and routes, both public and private, and ancillary sites shall be maintained by the CONTRACTOR. The CONTRACTOR, at its sole expense, shall restore state, parish, private and access roads, bridges and ancillary sites intersecting the ROW to their pre-construction condition. This work shall meet with the approval of the applicable landowner(s) and/or regulatory agencies.

The CONTRACTOR shall notify COMPANY Representative upon contract award where ramps across railways will be required for construction access. Application procedures will differ, depending on the railway owner. At no time shall the CONTRACTOR contact Railway Companies without first notifying COMPANY Representative.

The CONTRACTOR is responsible for all costs associated with traffic control.

The CONTRACTOR shall minimize the use of the full temporary work-space width to the extent practicable. Where wetlands are encountered, every effort shall be made to minimize the extent of work-space utilization through the wetlands with a view to minimizing the disruption of natural habitat.
Exhibit C

The CONTRACTOR is responsible for all Right-of-Way clean up and shall either haul all brush and timber from Right-of-Way or burn in place.

The CONTRACTOR shall ensure that construction through agricultural areas is completed in a manner that minimizes interference or inconvenience to landowners/tenants and their agricultural operations. Landowner/tenant access to their property shall be maintained at all times including providing openings in the topsoil and spoil piles and leaving ditch plugs across the trench at various locations as necessary.

1.4	SURVEY

COMPANY survey crews and/or survey consultants and survey equipment will occupy the right-of-way during the pipeline construction. The CONTRACTOR is required to ensure the safety of these individuals and their equipment. Working after dark or during inclement weather may require special precautions.

To determine the lateral location of the pipeline within the right-of-way and to record the longitudinal location of each component of the pipeline, COMPANY requires access to survey monuments established along the pipeline right-of-way. The CONTRACTOR shall preserve and avoid obstructing said monuments.

While COMPANY endeavors to provide sufficient survey staff to keep pace with the pipe laying progress of the CONTRACTOR, the CONTRACTOR’s cooperation is required to effectively obtain the necessary information without unduly retarding the progress of the CONTRACTOR.

The CONTRACTOR shall keep COMPANY on-site staff informed of the location and extent of work it proposes to attempt daily in order that COMPANY may make arrangements to have sufficient survey personnel at the work location to keep pace with the pipe laying operation. COMPANY will not be responsible; however, for any reduction in progress due to the CONTRACTOR’s failure to keep COMPANY Representative informed.

Where joints of pipe are cut, it shall be the CONTRACTOR’s responsibility to ensure that the pipe and heat numbers of the parent joint are transferred to the cut end or ends of the parent joint as well as to both ends of all pups resulting from the cutting.

The pipeline route and the location of valves and other appurtenances are shown on the Project Drawings furnished by COMPANY and shall be surveyed by COMPANY and marked by stakes. The centerline of the proposed pipeline, right-of-way limits and temporary work-space limits will be indicated by stakes set at intervals of approximately 200 feet. Stakes will also be set at all points of intersection (P.I.’s) left or right. Signage will also be installed to identify wetland boundaries and work exclusion or restricted activity areas.
Exhibit C

The CONTRACTOR shall construct the Work in accordance with the signage and stakes and shall be charged with full responsibility for conformity and agreement of the Work with such signage and stakes.

COMPANY shall have the right to make minor deviations in the pipeline route and such changes shall in no manner alter the terms of compensation payable under the Contract except as they are affected by linear measurements of the work completed. The CONTRACTOR shall be held responsible for the preservation of all stakes and marks. If any of the stakes or marks or legal bars are carelessly or willfully destroyed or disturbed by the CONTRACTOR, its employees or by a subcontractor, the cost of replacing them shall be borne by the CONTRACTOR.

Where stakes or signage are removed for clearing, grading, cutting, topsoil removal, to permit equipment to move along the route, or for any other reason, the CONTRACTOR shall be responsible for re-establishing the staked line, signage, or some other suitable reference to allow correct line location for construction.

The CONTRACTOR shall perform necessary field surveys for the proper grading of the trench and the bending of pipe, for locating existing underground facilities, and for other pipeline installations except for such field survey work as is specified to be performed by COMPANY.

1.5	EXISTING FOREIGN UNDERGROUND FACILITIES

The CONTRACTOR shall, at its own expense, confirm or determine in advance of actual construction the precise location and actual depth of all utilities and subsurface structures that either cross or are in close proximity to the proposed pipeline.

1.6	COMPLIANCE WITH ALL AUTHORITIES

The CONTRACTOR shall comply with all the regulations, codes and laws of the various local, Parish, State and Federal Governments and other bodies having jurisdiction that may be encountered in the course of carrying out the Work.

The CONTRACTOR shall provide flag persons and shall supply, install and maintain all temporary signs and other devices necessary for warning road users of construction activities. Such signs and devices and placement thereof shall conform to the specifications of the agency having jurisdiction over the crossing. In addition, the CONTRACTOR shall comply with all State regulations respecting such devices for the particular State in which the Work is being performed.
Exhibit C

1.7	APPEARANCE OF RIGHT-OF-WAY

At no time shall litter be allowed to accumulate for more than one day at any location on the right-of-way. The CONTRACTOR shall provide a daily garbage detail with each major construction crew to keep the right-of-way clear of trash, waste from coating products, pipe rings, skids, defective materials and all construction and other debris immediately behind its operations to the satisfaction of COMPANY, landowners and tenants. Paper from wrapping or coating products or lightweight items shall not be permitted to be scattered around by the wind. The right-of-way shall be maintained in a clean, neat condition at all times.

The traveled surfaces of roads, streets, highways, etc. (and railways when applicable) shall be cleaned free of mud, dirt or any debris immediately after such material has been deposited by equipment traversing these said roads or exiting from the right-of-way.

1.8	CONFINEMENT TO WORK AREA

Pipeline construction activities shall be confined to the right-of-way, temporary work-space, and additional temporary work-space and approved access routes. CONTRACTOR transport and service vehicles parked along the right-of-way shall be located so as not to impede progress of the Work, or in any way prevent ready access of COMPANY Representative, surveyors, and third party inspection crews.

Parking of vehicles along public roads will not be allowed to avoid interference to the public.

1.9	WELDER QUALIFICATION & TESTING

CONTRACTOR shall include in their price all costs (labor and equipment) for qualification and testing of welders.

1.10	WORKING TIME

In general, CONTRACTOR’s schedule shall reflect a minimum of six (6) days per week (Monday-Saturday), ten (10) hours per day work week and any additional work hours or days that are necessary to meet the Construction Schedule, and shall include all overtime, split work shifts, and shift work required by CONTRACTOR in performing the Work in order to maintain the Construction Schedule or to recover lost time according the Construction Schedule.
Exhibit C

1.11	WARRANTY

COMPANY may elect to have CONTRACTOR correct or cause to be corrected any of the services of CONTRACTOR, its employees, or subcontractors which fail to meet such standards where (i) such failure appears during the performance of CONTRACTOR’s services or within one (1) year from the date of completion of CONTRACTOR’s service, and (ii) COMPANY notifies CONTRACTOR of any such failure within thirty (30) days following the discovery thereof, but in no event later than thirteen (13) months from the completion of CONTRACTOR’s services requiring corrections. Any such corrections of the services shall be at no cost to COMPANY. The CONTRACTOR shall be responsible at its own expense to re-backfill any sections of the construction right-of-way that sink from the first heavy rain. The COMPANY will contact the CONTRACTOR in the event such repairs are necessary and the CONTRACTOR shall make prompt repairs.
2.0	PROJECT SCOPE OF WORK

CONTRACTOR hereby proposes and agrees to undertake the Work as defined and specified in the Documents. Exhibit B to the Contract, Unit Price Summary is divided into three (3) parts. Subpart A entitled “Basic Unit Prices: Pipeline Construction”, Subpart B entitled “Basic Unit Prices: Pipeline Construction — Miscellaneous”, and Subpart C entitled “Special Unit Prices: Extra Work Only” and will be paid from the first unit installed.

The prices set forth in Subpart A “Basic Unit Prices: Pipeline Construction” to the Unit Price Summary (“Base Lay Prices”) shall be based on a construction commencement date on or about May 1, 2009. Estimated distances and quantities are no guarantee as to actual footages or quantity of work or services to be provided by the CONTRACTOR.

The Basic Unit Prices: Pipeline Construction (Subpart A) of the Unit Price Summary (Exhibit B to the Contract) shall be CONTRACTOR’s complete bid for all costs to complete the Pipeline Construction portion of the Work. CONTRACTOR will be paid for actual units installed. The Special Unit Prices (Subpart C) shall apply to “Extra Work”
2.1	Elm Grove Pipeline — Construction of approximately 110,352 feet of 36-inch Pipeline
•	Construct and install approximately 96,406 feet of 36.000” O.D. x 0.500” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 8,146 feet of 36.000” O.D. x 0.688” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 5,800 feet of 36.000” O.D. x 0.688” W.T., X-70 pipeline via the HDD Method. The HDD/Bore pipe will be coated with 14-16 mils of FBE and 30 mils of an Abrasive Resistant Overlay (ARO).

•	Install a 36 x 42 inch prefabricated launcher at the Elm Grove Compressor Station per COMPANY Drawings.
Exhibit C

•	Install a 36 x 42 inch prefabricated receiver at the Woodardville Valve Station per COMPANY Drawings.

•	Install one (1) 36-inch prefabricated Mainline Block Valve Assembly per COMPANY Drawings.
2.2	Bienville Loop — Construction of approximately 132,714 feet of 36-inch Pipeline
•	Construct and install approximately 119,572 feet of 36.000” O.D. x 0.500” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 7,082 feet of 36.000” O.D. x 0.688” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 6,060 feet of 36.000” O.D. x 0.625” W.T., X-70 pipeline via the HDD Method. The HDD/Bore pipe will be coated with 14-16 mils of FBE and 30 mils of an Abrasive Resistant Overlay (ARO).

•	Install a 36 x 42 inch prefabricated launcher at the Woodardville Valve Station per COMPANY Drawings.

•	Install a 36 x 42 inch prefabricated receiver at the Bear Creek Valve Station per COMPANY Drawings.

•	Install one (1) 36-inch prefabricated Mainline Block Valve Assembly per COMPANY Drawings.
2.3	Winnsboro Loop — Construction of approximately 395,606 feet of 42-inch Pipeline
•	Construct and install approximately 331,582 feet of 42.000” O.D. x 0.500” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 43,449 feet of 42.000” O.D. x 0.600” W.T., X-70 pipeline via the conventional open cut method. The line pipe will be coated with 14-16 mils of FBE and will be in quadruple random lengths.

•	Construct and install approximately 20,575 feet of 42.000” O.D. x 0.720” W.T., X-70 pipeline via the HDD Method. The HDD/Bore pipe will be coated with 14-16 mils of FBE and 30 mils of an Abrasive Resistant Overlay (ARO).

•	Install the 42 x 48 inch prefabricated launcher at the Bear Creek Valve Station per COMPANY Drawings.

•	Install the 42 x 48 inch prefabricated receiver at the Columbia Gulf Interconnect Site per COMPANY Drawings.

•	Install five (5) 42-inch prefabricated Mainline Block Valve Assembly per COMPANY Drawings.
Exhibit C

3.0	SCOPE OF WORK (CONTRACTOR’S)
3.1	General
Right-of-Way
•	Unless indicated otherwise in the Special ROW Provisions, CONTRACTOR shall remove or burn from ROW all brush and trees removed during the process of ROW clearing and grading operations. This requirement further applies to all brush and trees removed for preparation of both bore sites, above ground facilities, HDD or Guided Bore drill sites and all other temporary work-space as required to complete pipeline construction activities.

•	CONTRACTOR shall be responsible for contacting all Production Companies along the proposed pipeline routes, who have small diameter flow lines that cross the proposed route. The One-Call system as required by the State shall assist in performing this action but the CONTRACTOR is still responsible for contacting all companies.

•	Where required by the Project Drawings and Construction Line List, CONTRACTOR shall top soil the ditch line to a maximum depth of 12 inches. Top soil and sub-soil shall be placed a sufficient distance apart so that proper soil segregation is maintained at all times.

•	CONTRACTOR shall comply with all landowner restrictions and confine work activities to COMPANY staked temporary work-space. CONTRACTOR is responsible for any and all damage payments levied for non-compliance with landowner restrictions.

•	CONTRACTOR will restrict all vehicle traffic to public roads and highways. CONTRACTOR is responsible for any landowner negotiations for private road use for ROW ingress/egress and CONTRACTOR is responsible for any and all road damage repairs resulting from CONTRACTOR negotiated use.

•	CONTRACTOR is responsible for developing any required traffic control plans (flagmen, properly placed warning signs, etc), where applicable, and insuring that any road impacted by drilling operations remain mud or debris free.

•	CONTRACTOR shall install 16’ gates at each fence crossing or as otherwise directed by the COMPANY.
Construction
•	CONTRACTOR shall perform Work in accordance with COMPANY Pipeline Construction Specifications (attached to the Contract as Exhibit D).

•	CONTRACTOR shall comply at all times with all requirements set forth in each of the Exhibits to the Contract.

•	CONTRACTOR shall be responsible for testing welders per COMPANY Pipeline Construction Specifications. COMPANY will provide required test pipe.

•	Pipeline shall be installed with a minimum depth of cover of 36” or as depicted in the Project Drawings (attached to the Contract as Exhibit G) and Special ROW Provisions. Any additional depth of cover, as directed by a COMPANY representative, will be paid under Subpart C of the Unit Price Summary, “Special Unit Prices: Extra Work Only.”
Exhibit C

•	CONTRACTOR shall install COMPANY-provided materials for installation as provided for in the Project Drawings.

•	CONTRACTOR shall include in the mainline installation price the equipment, personnel, services, and supervision required to complete foreign pipeline crossings as identified on the alignment sheets.

•	CONTRACTOR shall include in the mainline installation price the equipment, personnel, services and supervision required to field bend the pipe.

•	CONTRACTOR responsible for any pipe modifications that may be required for field bend lengths, pipe re-beveling and coating repair resulting from field bending operations.

•	Where possible, CONTRACTOR shall leave lease roads, ranch roads, or other unpaved roads in place until just before lowering in. Once the pipe has been lowered in, CONTRACTOR shall backfill the road to allow for normal vehicular passage.

•	CONTRACTOR shall prepare and coat all girth welds per COMPANY-approved procedures and practices as defined in the Construction specifications. NO deviations from either surface preparation or coating systems will be considered.

•	CONTRACTOR shall install COMPANY-provided test leads and pipeline markers as shown on the Project Drawings and will be reimbursed as shown in Subpart A of the Unit Price Summary, Basic Unit Prices: Pipeline Construction.

•	CONTRACTOR shall install cathodic protection test stations and include all associated costs, as required by COMPANY representative. CONTRACTOR is responsible for installation of test leads to pipeline per the Pipeline Construction Specifications. CONTRACTOR, for foreign pipeline crossings, to provide and install #8 THHN for test lead and install test station at nearest fence line/road crossing. CONTRACTOR shall make one complete wrap of pipeline with test lead pulling test lead “Back-through” wire loop for all test station connections to the pipeline.

•	CONTRACTOR shall provide all labor and equipment required for clean-up of pit areas, removal of any temporary safety barriers and restoration of any impacted road ROW’s to pre-construction state.

•	CONTRACTOR shall install Mainline Block Valve at the location(s) depicted on the alignment sheets.

•	CONTRACTOR is responsible for all footings/foundations and supports as required.

•	Procurement and installation of site fence will be completed by others, and is NOT part of CONTRACTOR’s SOW.

•	Prior to the completion of any work or task that requires or involves open flames or any other sources of heat that could ignite flammable or combustible materials in the work area (“Hot Work,”) CONTRACTOR shall be responsible for development of a detailed job plan and submittal to COMPANY Representative for approval. No Work activities will take place within the station until the work plan has been approved by COMPANY. All Work inside of COMPANY’S facilities will follow Station Construction procedures (i.e. hydro excavating, job plan, Flame Retardant Clothing, Hot Work Permit, etc. if applicable)
Exhibit C

Materials
•	COMPANY will be responsible for delivering all pipe to the pipe yards. CONTRACTOR shall be responsible for coordinating with the COMPANY’s REPRESENTATIVE for loading pipe stringing trucks.

•	CONTRACTOR is responsible for loading/unloading of all materials at the Minden yard and ensuring that they are properly stored and protected from damage. Any damage to materials that occurs after acceptance is the responsibility of the CONTRACTOR. At the conclusion of project, CONTRACTOR is responsible for moving surplus material back to the Minden yard.
Bores / HDDs
•	COMPANY will provide road bore pipe in 80’ joints. COMPANY recommends that CONTRACTOR evaluate each bored crossing in an attempt to minimize bore distances. ANY bore lengths greater than the distance from ROW boundary to ROW boundary will require written approval by COMPANY Representative.

•	CONTRACTOR shall bore all State roads, Parish roads, railroads or other crossings as required by COMPANY. State and Parish roads shall be installed per applicable permit requirements. Railroad crossings shall be installed a minimum of 11’ below the rail base or deeper as required by the License Agreement with the Railroad Company.

•	CONTRACTOR is responsible for sub-contracting a qualified horizontal directional drilling company and/or road boring company.

•	CONTRACTOR shall provide all labor and equipment required for site preparation work (grading, clearing, bore pit excavation), traffic control, construction of access pads, boring, coating, pulling pipe into place, hydrostatic testing, and tie-in work.

•	Due to location of HDD or guided bore, CONTRACTOR may be required to “move-around” mainline construction activities. CONTRACTOR should incorporate any associated cost with the move-around in their base-lay price. CONTRACTOR will not be paid for any HDD or guided bore move-around cost.

•	CONTRACTOR is responsible for transport of drilling mud to a COMPANY-approved disposal site and for disposal. Drilling mud disposal on the pipeline ROW will NOT be permitted.

•	CONTRACTOR will perform a pre-test of HDD pipe for a minimum of 4 hours. COMPANY will secure applicable hydrotesting permits. CONTRACTOR responsible for acquisition of hydro-test water. Hydrostatic test pressure will be given by COMPANY prior to test. CONTRACTOR shall conform to all applicable COMPANY standards for hydro-testing.

•	COMPANY has acquired all required permits for boring roads including temporary culvert permits, driveway permits and environmental requirements. CONTRACTOR is responsible for full compliance with all permit requirements. CONTRACTOR, if required for permit compliance, is responsible for cleaning trucks prior to their reentry onto roads as part of their unit price in Subpart A. CONTRACTOR is responsible for any and all damage payments and/or penalties/fines levied for non-compliance with permit restrictions.
Exhibit C

Hydrostatic Testing
•	COMPANY will provide a hydrostatic test plan. CONTRACTOR shall be responsible for developing a detailed water use plan. Profile drawings will be provided by COMPANY to show a breakdown of individual hydrostatic test sections, locations of pressure recording devices, minimum and maximum test pressures and approximate required gallons of test water. CONTRACTOR will provide COMPANY a detailed test plan for each section a minimum of 4 weeks prior to start of any hydrostatic testing activities.

•	CONTRACTOR shall be responsible for providing 3rd party testing services as required.

•	CONTRACTOR shall provide all required test heads, valves, fittings, calibrated recorders, enclosures and hydrostatic test documentation required to hydrostatically test all piping for a minimum of 8 hours. All temporary piping shall be secured prior to hydro-test. This shall be detailed in your hydrostatic test procedures and meet COMPANY specifications at a minimum. CONTRACTOR is responsible for sub-contracting all required COMPANY-approved vendors of the required tasks detailed above. All temporary material (piping, test heads, etc.) that CONTRACTOR needs for hydro testing must have all data sheet information i.e. material testing reports or any past hydro testing documentation.

•	CONTRACTOR shall clean the pipeline, running as many pigs as necessary to remove all free water from the pipeline. CONTRACTOR is responsible for obtaining all required pigs, air compressors, temporary piping and frac tanks to clean the pipeline.

•	CONTRACTOR shall remove all free water from the pipeline and to a maximum “dust penetration” of 0.25” (one-quarter of an inch). CONTRACTOR is responsible for proper disposal of all drying pigs utilized on job.

•	CONTRACTOR shall furnish and run a COMPANY-approved geometry/caliper inspection tool after completion of hydro-test. Tool shall have defect location capabilities and the ability to find any significant internal diameter reduction greater than 1.5% of the outside diameter of the pipe. CONTRACTOR shall furnish all equipment and material needed to run caliper tools including temporary traps, valves, piping and air compressors. CONTRACTOR shall use services of Precision Pigging, Enduro or TDW.
Environmental
•	CONTRACTOR shall maintain and remove temporary erosion and sediment controls measures as required by COMPANY Representative and/or the Contract Documents.
Exhibit C

4.0	LABOR, MATERIALS AND EQUIPMENT
4.1	MATERIALS SUPPLIED BY COMPANY:

All materials physically entering into and retained as part of the completed Work, except such materials that may be so classified as CONTRACTOR-furnished materials (as noted herein) that the CONTRACTOR must furnish at its own expense. The COMPANY-furnished materials will include the following:
w	Line Pipe, FBE coated

w	HDD/Bore Pipe, FBE coated and coated with ARO (Road Bore/HDD)

w	Transition Pipe

w	Welders test pipe

w	Induction bends

w	Pre-Fabricated Assemblies: Launcher, Receiver, Mainline Block Valves

w	Signs for pipeline warning signs

w	Pipeline supports

w	All materials identified on drawings including: valves, flanges, stud bolts, gaskets and fittings for new piping
All line pipe will be supplied in approximately 80’ lengths.

All Bore/HDD pipe will be supplied in approximately 80’ lengths.

Some COMPANY-provided materials, excluding pipe, will be shipped directly from the vendors to the CONTRACTOR’S secure yard in the vicinity of the project. The CONTRACTOR will notify COMPANY when its secure yard is ready to receive and unload materials from the vendors.

COMPANY will furnish the following:
•	Line Pipe:
o	36.000” O.D. x 0.500” W.T., X-70, coated with 14-16 mils of FBE approximate eighty (80) foot lengths (average 76’).

o	42.000” O.D. x 0.500” W.T., X-70, coated with 14-16 mils of FBE approximate eighty (80) foot lengths (average 76’).

o	42.000” O.D. x 0.600” W.T., X-70, coated with 14-16 mils of FBE approximate eighty (80) foot lengths (average 76’).
•	HDD/Bore Pipe:
o	36.000” O.D. x 0.688” W.T., X-70 and coated with 14-16 mils of FBE and 30 mils of an Abrasive Resistant Overlay (ARO) in approximate eighty (80) foot lengths (average 76’).

o	42.000” O.D. x 0.720” W.T., X-70 and coated with 14-16 mils of FBE and 30 mils of an Abrasive Resistant Overlay (ARO) in approximate eighty (80) foot lengths (average 76’).
•	Induction Bends

•	Transition Pipe
Exhibit C

•	Radiographic Inspection: All Radiographic Inspection Non-Destructive Examination services will be provided by the COMPANY. CONTRACTOR shall notify COMPANY Representative 48 hours prior to the time that NDE services will be required. All welds shall undergo 100% girth weld inspection.

•	ROW: COMPANY will supply a construction right-of-way as detailed in Section 1.3.
4.2	CONTRACTOR SHALL FURNISH:

All machinery, tools, transportation, labor, and supervision necessary to complete the Work; all incidental and/or expendable material necessary to complete the Work (excluding materials specifically listed as being furnished by the COMPANY herein). Major items to be furnished by the CONTRACTOR shall include but not be limited to:
w	Secured) yard for COMPANY-supplied materials, excluding pipe.

w	Secured yard for CONTRACTOR’S equipment and personnel.

w	Welding electrodes and welding materials.

w	Materials for hydrostatic testing, including test headers, pumps, compressors, deadweight, 24 hour recording pressure and temperature chart gauges, all piping, hoses, connectors, etc. to fill and dewater test assemblies and pipeline.

w	Concrete materials, forms, reinforcing rod, and wire mesh.

w	Sandblasting equipment and materials including sand.

w	All other material necessary to complete the Work as may be called for elsewhere in this contract, the attached specifications and drawings, other than and except material to be furnished by Company as expressly stated herein.
4.3	CONTRACTOR AGREES:
•	That all equipment used by CONTRACTOR shall be in sound and good working order.

•	That CONTRACTOR shall furnish additional equivalent equipment if the prompt completion of the Work shall be required.

•	That CONTRACTOR shall procure all hauling permits required for its operation.

•	That CONTRACTOR shall monitor the inventory of COMPANY-supplied materials with the same degree of care and attention as it uses to monitor its own inventory of materials and that CONTRACTOR shall advise COMPANY of any additional materials that will be required. Any lost time due to CONTRACTOR’s failure to timely notify COMPANY of anticipated material shortage shall be the CONTRACTOR’S responsibility.
Exhibit C

4.4	CUSTODY AND RESPONSIBILITY OF MATERIALS

CONTRACTOR shall be solely responsible for the material after receiving custody thereof. Any materials lost, stolen, or damaged while in CONTRACTOR’s custody are chargeable to CONTRACTOR.
5.0	PROJECT TIMING
5.1	COMMENCEMENT OF WORK

CONTRACTOR agrees to Commence Work (as defined below) hereunder when notified by COMPANY. COMPANY will endeavor to notify CONTRACTOR at least one week prior to the commencement date.

At this time, COMPANY anticipates a construction commencement date of May 1, 2009.

The term “Commence Work” shall mean the placing at the Work site of the necessary equipment, tools and supplying adequate supervising and construction personnel as is necessary for substantial initiation of Work.

5.2	PROSECUTION AND COMPLETION OF WORK

CONTRACTOR shall, after commencement of Work, prosecute the Work with due diligence, and shall not neglect or discontinue the Work at any time.

A required in Mechanical Completion date of December 31, 2009 has been established in the Special Provisions to the Contract. As such, the Work shall be conducted in such a manner and with such machinery, equipment, tools labor and supervision as is deemed necessary and sufficient to insure completion thereof in accordance with the following construction schedule

The CONTRACTOR shall perform all Work in a thorough workmanlike and substantial manner in accordance with accepted industry and COMPANY Standards and with the utmost regard for safety of life and property.
The Work shall be performed in full compliance and in accordance with the Documents and in full compliance with all governmental, environmental and other regulatory authorities having jurisdiction over the Work.
For the purpose of payment, COMPANY shall measure the quantity for each unit to be paid and the COMPANY’s determination shall be final.
Exhibit C

For the purposes of payment, there will be no amount(s) paid for waste, nor any amount(s) paid for unauthorized or unapproved Work.
The prices listed in the Unit Price Summary include any sales taxes on materials, supplies, equipment or services. CONTRACTOR shall, where applicable, for information purposes only, separately list on its invoice(s) or payment schedules to COMPANY any and all valid sales and use taxes on materials, supplies, equipment or services to be provided hereunder.

The prices listed in the Unit Price Summary shall cover and include all of CONTRACTOR’s charges to COMPANY’s account for the construction and installation of the Work to be performed by Bidder under the terms hereof, whether or not specifically enumerated in this paragraph, and shall cover and include all overhead, supervision, labor, use of equipment furnished, and all other costs and expenses incurred by the CONTRACTOR in the performance of said Work.

CONTRACTOR certifies that it has examined and is familiar with the Documents and that it understands that COMPANY will not be responsible for any errors or omissions on CONTRACTOR’s part in reading or interpreting the Documents.
Exhibit C